Exhibit 10.1
WESTPARK PORTFOLIO
REDMOND, WASHINGTON
AGREEMENT OF PURCHASE AND SALE
This Agreement, dated as of April 13, 2016, is between CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company (“Seller”), and KBS CAPITAL ADVISORS, LLC, a Delaware limited liability company (“Buyer”).
ARTICLE I
PURCHASE AND SALE OF PROPERTY
Section 1.1Sale.
Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein, all of Seller’s right, title and interest in and to the following property (collectively, the “Property”):
(a)Real Property. That certain real property commonly known as “the Westpark Portfolio” and located in the City of Redmond, State of Washington, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”), together with (1) all improvements located thereon (the “Improvements”), (2) all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including all mineral rights, development rights, air and water rights, and (3) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the “Real Property”);
(b)Leases. All of the landlord’s interest in and to all of the Leases (as defined in Section 2.1(b) below) of the Real Property, including Leases entered into after the date of this Agreement as permitted by this Agreement except for the Excluded Rights;
(c)Tangible Personal Property. All of the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located on and used exclusively in the operation, ownership or maintenance of the Real Property (collectively, the “Tangible Personal Property”), but specifically excluding from the Tangible Personal Property (1) any items of personal property owned by tenants of the Property, (2) any items of personal property in Seller’s property management office owned by Seller’s property manager, if any, located on the Real Property, (3) any items of personal property owned by third parties and leased to Seller, and (4) proprietary computer software, systems and equipment and related licenses used in connection with the operation or management of the Property. The list of Tangible Personal Property is attached hereto as Exhibit J and made a part hereof; and

(d)Intangible Personal Property. To the extent assignable at no cost to Seller, all intangible personal property, if any, owned by Seller and related to the Real Property and the Improvements, including without limitation: any trade names and trademarks associated with the Real Property and the Improvements (but specifically excluding the names “Bentall Kennedy” and any derivatives thereof and “Calwest” and any derivatives thereof); any plans and specifications and other architectural and engineering drawings for the Improvements; any warranties; any Service Contracts (as defined in Section 2.1(b) below) and other contract rights related to the Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to the Assignment of Leases as defined in Section 8.3(a)(3) below); and any governmental permits, approvals and licenses (including any pending applications). Notwithstanding anything to the contrary contained herein, there shall be excluded from the assignment of any rights of Seller under any leases or other intangible property (i) any rights of Seller against third parties including (other than tenants) with respect to the period prior to Closing, (ii) except to the extent Seller receives a credit therefor at Closing, the rights of Seller against tenants with respect to any payments from third parties, including tenant, pertaining to the period prior to the Closing Date in accordance with the provisions of Section 8.5 below governing the same, provided Seller shall not have the right to terminate any lease or evict any tenant, (iii) rights of Seller under that certain lawsuit Smith et al v. United States Case No. 14-387 filed May 6, 2014 (the “Condemnation Case”), and sums recovered or otherwise payable to Seller in connection with the Condemnation Case or any settlement thereof (the “Condemnation Case Payments”) (the “Excluded Rights”) (collectively, the “Intangible Personal Property”) and (iv) the rights of Seller to all insurance proceeds with respect to the casualty that occurred with respect to the building commonly known as Building B 8310-8340 154th Avenue NE, Redmond, WA.
Section 1.2Purchase Price.
(a)The purchase price of the Property is One Hundred Twenty-Eight Million and No/100 Dollars ($128,000,000.00) (the “Purchase Price”).
(b)The Purchase Price shall be paid as follows:
(1)On or before the Effective Date, Buyer shall deposit in escrow with Fidelity National Title, 600 University Street, #2424, Seattle, WA 98101; Attn: Megan Packwood, Telephone:  206-628-2832, Fax: 877-295-8019; Email: megan.packwood@fnf.com (the “Title Company”) cash or other immediately available funds in the amount of One Million and No/100 Dollars ($1,000,000.00) (the “Initial Deposit”).
(2)On or before the expiration of the Contingency Period, if this Agreement has not been terminated, then (i) Buyer shall deposit in escrow with the Title Company, in cash or other immediately available funds, the additional sum of Five Million and No/100 Dollars ($5,000,000.00) (the “Additional Deposit”), and (ii) the Initial Deposit and the Additional Deposit (hereinafter referred to as the “Deposit”) shall be considered fully earned by Seller as consideration for entering into the Agreement and shall be nonrefundable except as otherwise expressly provided herein.

(3)At the same time as the Initial Deposit is provided to Title Company, Buyer shall deliver to Seller in cash the sum of One Hundred Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive right to purchase the Property and the Contingency Period provided hereunder, and for Seller’s execution and delivery of this Agreement. Notwithstanding anything to the contrary contained herein, the Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
The Deposit shall be held in an interest bearing account and all interest thereon, less investment fees, if any, shall be deemed a part of the Deposit. If the sale of the Property as contemplated hereunder is consummated, then the Deposit shall be paid to Seller at the Closing (as defined in Section 1.2(b)(3) below) and credited against the Purchase Price. If the sale of the Property is not consummated due to Seller’s default hereunder, then Buyer may elect, as Buyer’s sole and exclusive remedy, EITHER TO: (1) terminate this Agreement and receive a refund of the Deposit and a REIMBURSEMENT of Buyer’s ACTUAL aND DEMONSTRATABLE out of pocket costs and expenses (including reasonable attorneys’ fees and costs) incurred in connection with Buyer’s due diligence investigations and the negotiation and execution of this agreement UP TO MAXIMUM AMOUNT OF ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) (collectively, “buyer’s out of pocket costs”), in which event neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3, 9.5 and 9.9 below, or (2) enforce specific performance of this Agreement. Buyer shall not have any other rights or remedies hereunder as a result of any default by Seller prior to Closing, and Buyer hereby waives any other such remedy as a result of a default hereunder by Seller. IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY BUYER HEREUNDER, THEN SELLER SHALL RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT PRIOR TO CLOSING, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT BUYER’S OBLIGATIONS UNDER SECTIONS 6.1, 9.3, 9.5 AND 9.9.

INITIALS:	SELLER:	/s/ Authorized Signatory	BUYER:	/s/ Authorized Signatory

(4)The balance of the Purchase Price, which is One Hundred Twenty‑Two Million and No/100 Dollars ($122,000,000.00) (plus or minus the prorations pursuant to Section 8.5 hereof) shall be paid to Seller in cash or by wire transfer of other immediately available funds at the consummation of the purchase and sale contemplated hereunder (the “Closing”).
ARTICLE II
CONDITIONS
Section 2.1Buyer’s Conditions Precedent.
Subject to the provisions of Section 9.3 hereof, Seller has provided and/or shall provide through Closing or the earlier termination of this Agreement, Buyer and its consultants and other agents and representatives with access to the Property to perform Buyer’s inspections and studies and review and determine the present condition of the Property. Buyer shall also have the right to interview Seller’s property manager and tenants leasing space in the Property. Seller has delivered or made available to Buyer at Seller’s offices or at the Real Property or on a website, or shall within the Delivery Period (as defined below) deliver or make available to Buyer at Seller’s offices or at the Real Property or on a website, copies of all Due Diligence Materials (as defined in Section 2.2 below) in Seller’s possession, except as otherwise specifically provided herein. Notwithstanding anything to the contrary contained herein, the Due Diligence Materials shall expressly exclude (i) those portions of the Due Diligence Materials that would disclose Seller’s cost of acquisition of the Real Property, or cost of construction of the Improvements and related soft costs, or any estimates of costs to repair, replace, remediate or maintain the Real Property, (ii) any reports, presentations, summaries and the like prepared for any of Seller’s boards, committees, partners or investors in connection with its consideration of the acquisition of the Real Property, construction of the Improvements or sale of the Property, (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof, (iv) Seller’s internal memoranda, attorney-client privileged materials, appraisals, structural or physical inspection reports, and (v) any information which is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii), (iv) and (v) being collectively referred to as the “Confidential Information”). The “Delivery Period” shall mean the period which ends five (5) days after the Effective Date (as defined in Section 9.14 below). Buyer’s obligation to purchase the Property is conditioned upon Buyer’s review and approval of the following, within the applicable time periods described in Sections 2.2 and 4.1 hereof:
(a)Title to the Property and survey matters in accordance with Article IV below.
(b)The Due Diligence Materials, including, but not limited to, tenant leases, any guaranties thereof and any other occupancy agreements, and all amendments and modifications thereof (collectively, the “Leases”) affecting the Property, all contracts pertaining to the operation of the Property, including all management, leasing, brokerage, service and maintenance agreements, and equipment leases (collectively, the “Service Contracts”), and all pending leases, lease proposals and letters of intent.

(c)The physical condition of the Property.
(d)The zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.
(e)The tenant correspondence files, operating statements and books and records pertaining to the operation of the Property in each case for each of the three (3) most recent years during which the Property has been owned by Seller and for the current year (to the extent available), current real estate tax bills, any warranties, licenses, permits, certificates of occupancy, plans and specifications, any current rent roll and aged receivables, current accounts receivable schedule and list of Tangible Personal Property in such form as Seller shall have in its possession for the Property, all existing environmental and soils assessments and related correspondence and reports, copies of all documents regarding litigation, liens or threatened claims, all building reports, structural reports, engineering data and plans and specifications, and other agreements or documents pertaining to the Property which will be binding on Buyer after Closing.
(f)Any other matters Buyer deems relevant to the Property.
Section 2.2Contingency Period.
Buyer shall have until 5:00 pm Pacific Daylight Savings Time on April 22, 2016 (such period being referred to herein as the “Contingency Period”) to review and approve the matters described in Sections 2.1(b)-(f) above and to determine, in Buyer’s sole and absolute discretion (title and survey review and approval shall be governed by the provisions of Section 4.1 below), that if the Property is acceptable to Buyer. If Buyer determines, in Buyer’s sole and absolute discretion, to proceed with the purchase of the Property, then Buyer shall, before the end of the Contingency Period, so notify Seller in writing (an “Approval Notice”), in which case Buyer shall be deemed to have approved all of the matters described in Sections 2.1(a)-(f) above (subject to the provisions of Section 4.1 below as to title and survey matters), including, without limitation, all documents, Service Contracts (subject to the provisions of Section 7.5 below) and other contracts, agreements, Leases, reports and other items and materials related to the Property prepared by or on behalf of Buyer or in Buyer’s possession (collectively, the “Due Diligence Materials”), and the Deposit shall become nonrefundable except as expressly provided herein (including, without limitation, pursuant to the provisions of Section 8.4 below). If before the end of the Contingency Period Buyer delivers a termination notice or fails to give Seller an Approval Notice, then Buyer shall be deemed to have elected to terminate this Agreement, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3, 9.5 and 9.9 below.
Section 2.33-14 Audit Documents.
Buyer has informed Seller that Buyer is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Buyer’s 3-14 Audit”). In connection with the performance of Buyer’s 3-14 Audit, Seller shall during the Contingency Period deliver to Buyer, concurrently with the delivery of the Due Diligence Materials, (i) the documents which are described on Schedule 2 attached hereto, to the extent in existence and in Seller’s possession (collectively, the “Buyer’s 3-14 Audit Documents”), and (ii) Buyer shall complete Buyer’s 3-14 Audit on or before the end of the Contingency Period. If Buyer gives Seller an Approval Notice prior to the end of the Contingency Period, then such condition shall be deemed satisfied and waived by Buyer. For avoidance of doubt, the foregoing condition is only that Buyer has received the necessary documents and information about the Property necessary to enable Buyer to complete the Buyer’s 3-14 audit and not that the audit achieves a certain result.
ARTICLE III
BUYER’S EXAMINATION
Section 3.1Representations and Warranties of Seller.
Subject to the disclosures contained in Schedule 1 attached hereto and made a part hereof (the “Disclosure Items”), matters contained in the Due Diligence Materials, and any matters of public record where the Property is located, Seller hereby makes the following representations and warranties with respect to the Property. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.
(a)Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(b)Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations.
(c)Subject to the provisions of Section 9.18 below, (i) this Agreement has been, and all documents executed by Seller which are to be delivered to Buyer at Closing will be, duly authorized, executed and delivered by Seller, and (ii) this Agreement does not and such other documents will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or, to the best of Seller’s knowledge, the Property is subject.
(d)Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed, and, if so required to, is qualified to do business in the state in which the Real Property is located.
(e)To the best of Seller’s knowledge, the only Leases in force for the Property are set forth in a list of Leases attached hereto as Exhibit B and made a part hereof (or, if not attached, which Seller shall deliver to Buyer within the Delivery Period and which at that time will be attached hereto as Exhibit B and made a part hereof), and to the best of Seller’s knowledge, Seller has received no written notice of any default by Seller with respect to such Leases which has not been cured.

(f)To the best of Seller’s knowledge, the only Service Contracts in effect for the Property are set forth in a list of Service Contracts attached hereto as Exhibit G and made a part hereof (or, if not attached, which Seller shall deliver to Buyer within the Delivery Period) and which at that time will be attached hereto as Exhibit G and made a part hereof.
(g)To the best of Seller’s knowledge, except as set forth on Schedule 1, Seller has received no written notice of any pending or threatened litigation or claims, governmental or condemnation proceeding (including, but not limited to any condemnation proceeding other than the Condemnation Case) pending with respect to the Property, or with respect to Seller which impairs Seller’s ability to perform its obligations under this Agreement, except for any personal injury or property damage action for which there is adequate insurance coverage.
(h)To the best of Seller’s knowledge, Seller has received no written notice from any governmental authority of any violation of any law applicable to the Property (including, without limitation, any Environmental Law as defined in Section 3.6(a)(2) below) that has not been corrected.
(i)Seller is in compliance with, and, to Seller’s knowledge, all beneficial owners of Seller are, in compliance with the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “OFAC Laws”).
(j)Seller has no employees.
(k)The only unpaid leasing commissions and outstanding landlord tenant improvement allowances and landlord tenant improvement obligations for the current terms of the Leases affecting the Property are set forth on Exhibit I attached hereto and made a part hereof.
Each of the representations and warranties of Seller contained in this Section 3.1: (1) shall be true in all material respects as of the date of Closing, except that the representations and warranties of Seller in Section 3.1(e) are made only as of the date hereof, subject in each case to (A) any Exception Matters (as defined below), (B) the Disclosure Items, and (C) other matters expressly permitted in this Agreement or otherwise specifically approved in writing; and (2) shall survive the Closing as provided in Section 3.3 below.
Section 3.2No Liability for Exception Matters.
As used herein, the term “Exception Matter” shall refer to a matter which would make a representation or warranty of Seller contained in this Agreement untrue or incorrect and which is disclosed to Buyer in the Due Diligence Materials, the Disclosure Items, or otherwise in writing, or is a matter of public record, including, without limitation, matters disclosed in any tenant estoppel certificate or otherwise disclosed by tenants, property managers or any other person in writing. If Buyer first obtains knowledge of any Material Exception Matter, as such term is defined below, after the close of the Contingency Period and prior to Closing and such Exception Matter was not contained in the Due Diligence Materials or the Disclosure Items and is not a matter of public record, Buyer’s sole remedy shall be to terminate this Agreement on the basis thereof, upon written notice to Seller within the earlier of (a) five (5) days following Buyer’s discovery of such Exception Matter or (b) the Closing, which ever occurs first, in which event the Deposit shall be returned to Buyer, unless within five (5) days after receipt of such notice or by the Closing, as the case may be, Seller notifies Buyer in writing that it elects to attempt to cure or remedy such Exception Matter, in which event there shall be no return of the Deposit unless and until Seller is unable to so cure or remedy within the time period set forth below. Seller shall be entitled to extend the Closing Date (as defined in Section 8.2 below) for up to fifteen (15) business days in order to attempt to cure or remedy any Exception Matter. Buyer’s failure to give notice within five (5) business days after it has obtained actual knowledge of a Material Exception Matter shall be deemed a waiver by Buyer of such Exception Matter. Seller shall have no obligation to cure or remedy any Exception Matter, even if Seller has notified Buyer of Seller’s election to attempt to cure or remedy any Exception Matter (except as specifically provided in Section 4.1(c) hereof), and, subject to Buyer’s right to terminate this Agreement as set forth above, Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters unless such Exception Matter was caused by a breach by Seller of the other terms and conditions of this Agreement. Upon any termination of this Agreement, neither party shall have any further rights nor obligations hereunder, except as provided in Sections 6.1, 9.3, 9.5 and 9.9 below. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Property or is obligated to proceed with the acquisition of the Property, Seller shall have no liability with respect to such Exception Matter, notwithstanding any contrary provision, covenant, representation or warranty contained in this Agreement or in any Other Documents (as defined in Section 9.19 below). As used in this Section 3.2, the term “Material Exception Matter” shall mean an Exception Matter that would have a negative impact on the value of the Property in excess of Three Hundred Thousand Dollars ($300,000).
Section 3.3Survival of Seller’s Representations and Warranties of Sale.
The representations and warranties of Seller contained herein or in any Seller estoppel delivered pursuant to Section 8.4 below or in any Other Documents shall survive for a period of nine (9) months after the Closing. Any claim which Buyer may have against Seller for a breach of any such representation or warranty, whether such breach is known or unknown, which is not specifically asserted by written notice to Seller within such nine (9) month period shall not be valid or effective, and Seller shall have no liability with respect thereto.
Section 3.4Seller’s Knowledge.
For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to the best of Seller’s knowledge” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to mean and are limited to the current actual knowledge only of Brian Urback, at the times indicated only, and not any implied, imputed or constructive knowledge of such individual(s) or of Seller or any Seller Related Parties (as defined in Section 3.7 below), and without any independent investigation or inquiry having been made or any implied duty to investigate, make any inquiries or review the Due Diligence Materials.

Furthermore, it is understood and agreed that such individual(s) shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.
Section 3.5Representations and Warranties of Buyer.
Buyer represents and warrants to Seller as follows:
(a)This Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.
(b)Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(c)Buyer has been duly organized, is validly existing and is in good standing in the state in which it was formed, and, if required to do so, is qualified to do business in the state in which the Real Property is located. This Agreement has been, and all documents executed by Buyer which are to be delivered to Seller at Closing will be, duly authorized, executed and delivered by Buyer.
(d)Buyer is purchasing the Property as investment rental property, and not for Buyer’s own operations or use.
(e)Buyer is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of Section 4975(e)(1) of the Code, which is subject to ERISA or Section 4975 of the Code and which is an investor in Seller.
(f)Other than Seller’s Broker (as defined in Section 6.1 below) Buyer has had no contact with any broker or finder with respect to the Property.
(g)Buyer is in compliance with the OFAC laws.
(h)No investor in KBS REIT, as defined below, owns a twenty percent (20%) or greater interest in KBS REIT.
Each of the representations and warranties of Buyer contained in this Section shall be deemed remade by Buyer as of the Closing and shall survive the Closing.
Section 3.6Buyer’s Independent Investigation.
(a)By Buyer electing to proceed under Section 2.2, Buyer will be deemed to have acknowledged and agreed that it has been given a full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer’s choosing, including, without limitation:
(1)All matters relating to title and survey, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.
(2)The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Property and within each tenant space therein, the structure, seismic aspects of the Property, the foundation, roof, paving, parking facilities, utilities, and all other physical and functional aspects of the Property. Such examination of the physical condition of the Property shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by Buyer (subject to the provisions of Section 9.3 hereof) at Buyer’s sole expense. For purposes of this Agreement, “Hazardous Materials” shall mean inflammable explosives, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paint, radon, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any other applicable federal, state or local laws (collectively, “Environmental Laws”).
(3)Any easements and/or access rights affecting the Property.
(4)The Leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.
(5)The Service Contracts and any other documents or agreements of significance affecting the Property.
(6)All other matters of material significance affecting the Property, including, but not limited to, the Due Diligence Materials and the Disclosure Items.
(b)Except as expressly stated herein or in the Deed, as defined below, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Except as expressly stated herein or in the Deed, Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that except as expressly stated herein or in the Deed, (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report and (d) the failure to deliver any report as to the environmental or other condition of the Property, including any proposal for work at the Property which was not performed by Seller, shall not be actionable by Buyer under this Agreement or otherwise.
(c)EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 ABOVE OR IN THE DEED, BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property’s use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the Leases, Service Contracts, or other documents or agreements affecting the Property, or any information contained in any rent roll furnished to Buyer for the Property, (xi) the value, economics of the operation or income potential of the Property, or (x) any other fact or condition which may affect the Property, including without limitation, the physical condition, value, economics of operation or income potential of the Property.
Section 3.7Release.
(a)Without limiting the above, and subject to the representations and warranties of Seller contained in Section 3.1 hereof, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, Seller’s investment advisor, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys’ fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with or related to the Property, this Agreement and/or the transactions contemplated hereunder, including, without limitation (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials on, under or about the Property, (ii) any law or regulation applicable to the Property, including, without limitation, any Environmental Law and any other federal, state or local law, (iii) the Disclosure Items, (iv) any Exception Matter or (v) any other matter. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the foregoing release and the provisions of this Section 3.7 shall not apply to, and shall not release any damages, claims, liabilities or obligations arising out with Seller’s breach of the representations, warranties and covenants contained in this Agreement to the extent such warranties, representations and covenants survive closing pursuant to the terms of this Agreement or by fraudulent actions of Seller.
(b)BUYER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN CONNECTION WITH THIS AGREEMENT, AND THAT SUCH COUNSEL HAS EXPLAINED TO BUYER THE PROVISIONS OF THIS SECTION 3.7. BY INITIALING BELOW, BUYER CONFIRMS IT HAS AGREED TO THE PROVISIONS OF THIS SECTION 3.7.
In this connection, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses and other claims and liabilities which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller and the Seller Related Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses and other claims and liabilities.
Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 3.7. Buyer has initialed this Section 3.7 to further indicate its awareness and acceptance of each and every provision hereof; provided, however that failure of Buyer to initial this Section 3.7 below shall not invalidate this Section 3.7 nor any other provision of this Agreement.

SELLER	BUYER
/s/ Authorized Signatory	/s/ Authorized Signatory

Section 3.8Survival.
The provisions of this Article III shall survive the Closing subject to the limitations and qualifications contained in such provisions and in Sections 9.11 and 9.18 hereof.
ARTICLE IV
TITLE
Section 4.1Conditions of Title.
(a)Upon execution of this Agreement, Seller shall order an updated preliminary title report or commitment (the “Title Report”) from the Title Company, which shall be delivered to Buyer, together with copies of all underlying documents relating to title exceptions referred to therein, promptly upon Seller’s receipt thereof. Seller shall also furnish to Buyer within the Delivery Period any existing survey of the Property in Seller’s possession. Buyer shall immediately order any plat or survey of the Property or any update thereto from a duly licensed surveyor (the “Survey”) if desired by Buyer or if necessary to support the issuance of the Title Policy (as defined in Section 4.2 below). Buyer shall provide to Seller a copy of the Survey, which shall be certified to the Title Company, Buyer and Seller. Buyer shall pay the entire cost of the Survey. If Closing does not occur, Buyer shall, if Seller so requests, assign to Seller all contract rights Buyer has with the surveyor and in such event Seller shall reimburse Buyer for the cost of the Survey.
(b)By April 15, 2016 (the “Title Review Date”), Buyer shall furnish Seller with a written statement of objections, if any, to the title to the Property, including, without limitation, any objections to any matter shown on the Survey (collectively, “Objections”). In the event the Title Company amends or updates the Title Report after the Title Review Date (each, a “Title Report Update”), Buyer shall furnish Seller with a written statement of Objections to any matter first raised in a Title Report Update within three (3) business days after its receipt of such Title Report Update (each, a “Title Update Review Period”). Should Buyer fail to notify Seller in writing of any Objections in the Title Report prior to the Title Review Date, or to any matter first disclosed in a Title Report Update prior to the Title Update Review Period, as applicable, Buyer shall be deemed to have approved such matters which shall be considered to be “Conditions of Title” as defined in Section 4.1(e) below.
(c)If Seller receives a timely Objection in accordance with Section 4.1(b) (“Buyer’s Notice”), Seller shall have the right, but not the obligation, within two (2) business days after receipt of Buyer’s Notice (“Seller’s Response Period”), to elect to attempt to cure any such matter upon written notice to Buyer (“Seller’s Response”), and may extend the Closing Date for up to fifteen (15) business days to allow such cure. If Seller does not give any Seller’s Response, Seller shall be deemed to have elected not to attempt to cure any such matters. Notwithstanding the foregoing, Seller shall in any event be obligated to cure all matters or items (i) that are mortgage or deed of trust liens or security interests against the Property, in each case granted by Seller (and not tenants of the Property or other third parties), (ii) real estate tax liens, other than liens for taxes and assessments not yet delinquent, (iii) that have been voluntarily placed against the Property by Seller (and not tenants of the Property or other third parties) after the date of this Agreement and that are not otherwise permitted pursuant to the provisions hereof, and (iv) that are monetary liens of an ascertainable amount and are capable of being cured by the payment of money that arise out of construction contracts entered into by Seller. Seller shall be entitled to apply the Purchase Price towards the payment or satisfaction of such liens, and may cure any Objection by causing the Title Company to insure against collection of the same out of the Property. Notwithstanding anything to the contrary contained herein, if (i) a mechanics’ lien or liens are filed against the Property by a subcontractor or contractor arising out of work contracted for by tenants, (ii) the amounts of such liens in aggregate exceeds Two Hundred Fifty Thousand Dollars ($250,000), and (iii) Seller elects not to cause the Title Company to insure over such liens for the benefit of Buyer, then Buyer shall have the right by written notice to Seller given within five (5) business days after Buyer’s receipt of Seller’s written notice that Seller is not electing to cause the Title Company to insure over such liens, then Buyer shall have the right to terminate this Agreement, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as expressly provided herein.
(d)If Seller elects (or is deemed to have elected) not to attempt to cure any Objections raised in any Buyer’s Notice timely delivered by Buyer to Seller pursuant to Section 4.1(b), or if Seller notifies Buyer that it elects to attempt to cure any such Objection but then does not for any reason effect such cure on or before the Closing Date as it may be extended hereunder, then Buyer, as its sole and exclusive remedy, shall have the option of terminating this Agreement by delivering written notice thereof to Seller within two (2) business days after (as applicable) (i) its receipt of Seller’s Response stating that Seller will not attempt to cure any such Objection or (ii) the expiration of Seller’s Response Period if Seller does not deliver a Seller’s Response or (iii) Seller’s failure to cure by the Closing Date (as it may be extended hereunder) any Objection which Seller has previously elected to attempt to cure pursuant to a Seller’s Response. In the event of such a termination, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3, 9.5 and 9.9 below. If no such termination notice is timely received by Seller hereunder, Buyer shall be deemed to have waived all such Objections in which event those Objections shall become “Conditions of Title” under Section 4.1(e). If the Closing is not consummated for any reason other than Seller’s default hereunder, Buyer shall be responsible for any title or escrow cancellation charges.
(e)At the Closing, Seller shall convey title to the Property to Buyer by deed in the form of Exhibit C attached hereto (the “Deed”) subject to no exceptions other than:
(1)Interests of tenants in possession under the Leases;
(2)Matters created by or with the written consent of Buyer;
(3)Non-delinquent liens for real estate taxes and assessments;
(4)Any exceptions disclosed by the Title Report, any Title Report Update, and any Survey, in each case to the extent approved or deemed approved by Buyer in accordance with this Article IV above and any other exceptions to title disclosed by the public records or which would be disclosed by an inspection and/or survey of the Property; and

(5)Mechanics’ liens for work contracted for by tenants or other third parties in aggregate amounts less than Two Hundred Fifty Thousand Dollars ($250,000) in total for all such liens.
All of the foregoing exceptions shall be referred to collectively as the “Conditions of Title.” By acceptance of the Deed and the Closing of the purchase and sale of the Property, (x) Buyer agrees it is assuming for the benefit of Seller all of the obligations of Seller with respect to the Conditions of Title from and after the Closing, and (y) Buyer agrees that Seller shall have conclusively satisfied its obligations with respect to title to the Property. The provisions of this Section shall survive the Closing with respect to any covenants conditions and restrictions affecting the Property (“CC&Rs”) Buyer may prepare estoppel certificates with respect thereto (the “CCR Estoppels”). Seller shall deliver the CCR Estoppels to the addressee thereunder, provided that obtaining any CCR Estoppels shall not be a condition to Closing for Buyer, and Seller shall not be obligated to incur any costs or liabilities in connection therewith. Buyer shall determine the correct declarant and address for each such estoppel.
Section 4.2Evidence of Title.
Delivery of title in accordance with the foregoing shall be evidenced by the written agreement of the Title Company’s to issue, at Closing, its Owner’s ALTA Policy of Title Insurance in the amount of the Purchase Price showing title to the Real Property vested in Buyer, subject to the Conditions of Title (the “Title Policy”). The agreement of the Title Company at Closing to issue the Title Policy to Buyer is a condition to Buyer’s obligations hereunder. The Title Policy may contain such endorsements as reasonably required by Buyer provided that the issuance of such endorsements shall not be a condition to Buyer’s obligations hereunder. Buyer shall pay the costs for all such endorsements. Seller shall have no obligation to provide any indemnity or agreement to the Title Company or Buyer to support the issuance of the Title Policy or any such endorsements other than an affidavit as to the existing tenants of the Property and any ongoing construction work at the Property.
ARTICLE V
RISK OF LOSS AND INSURANCE PROCEEDS
Section 5.1Minor Loss.
Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction does not exceed an amount equal to five percent (5%) of the Purchase Price in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or in the case of a condemnation, the diminution in the value of the remaining Property as a result of a partial condemnation is not material (as hereinafter defined); (b) no point of access to the Property would be lost as a result of such damage or condemnation; (c) no Lease or Leases representing more than five percent (5%) of the net operating income of the Property would be terminated as a result of such damage or condemnation; (d) no building would be incapable of being rebuilt to its existing condition prior to such damage or condemnation; and (e) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the collection of such proceeds or awards and the restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent.
Section 5.2Major Loss.
If (a) the cost to repair the damage, destruction or condemnation as specified above exceeds an amount equal to five percent (5%) of the Purchase Price in the estimate of an architect or contractor selected by Seller and reasonably acceptable to Buyer or the diminution in the value of the remaining Property as a result of a condemnation is material (as hereinafter defined), (b) no point of access to the Property would be lost as a result of such damage or condemnation; (c) no Lease or Leases representing more than five percent (5%) of the net operating income of the Property would be terminated as a result of such damage or condemnation, or (d) no building would be incapable of being rebuilt to its existing condition prior to such damage or condemnation, then Buyer may, at its option to be exercised within five (5) business days of Seller’s notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings, either terminate this Agreement or consummate the purchase for the full Purchase Price as required by the terms hereof. If Buyer elects to terminate this Agreement by delivering written notice thereof to Seller or fails to give Seller notice within such five (5) business day period that Buyer will proceed with the purchase, then this Agreement shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided in Sections 6.1, 9.3, 9.5 and 9.9 below. If Buyer elects to proceed with the purchase, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the collection of such proceeds or awards or to restoration or repair of the Property (the nature of which restoration or repairs, but not the right of Seller to effect such restoration or repairs, shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed). If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums expended to collect such proceeds or awards or to repair or restore the Property, and Seller shall retain the rights to such proceeds and awards to such extent. A condemnation shall be deemed “material” if any portion of any net rentable area of the Property or any parking is taken which would cause the Property to be in violation of any existing laws or regulations, including but not limited to, zoning regulations, or the existing access to the Property is materially and adversely affected, permanently.
ARTICLE VI
BROKERS AND EXPENSES
Section 6.1Brokers.
The parties represent and warrant to each other that no broker or finder was instrumental in arranging or bringing about this transaction except for Jones Lang Lasalle (“Seller’s Broker”). At Closing, Seller shall pay the commission due, if any, to Seller’s Broker, which shall be paid pursuant to a separate agreement between Seller and Seller’s Broker. If any other person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall defend the other party (the “Indemnified Party”) from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.
Section 6.2Expenses.
Except as expressly provided in this Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.
ARTICLE VII
LEASES AND OTHER AGREEMENTS
Section 7.1Buyer’s Approval of New Leases and Agreements Affecting the Property.
Between the Effective Date and the Closing, Seller shall continue to lease the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property provided that (i) prior to the expiration of the Contingency Period, Seller shall provide Buyer a copy of any new Lease or any amendment or termination of any existing Lease and of any new contract or amendment or termination of any existing contract affecting the Property no less than three (3) business days after the execution thereof and in all events at least three (3) business days prior to the expiration of the Contingency Period, and (ii) after the expiration of the Contingency Period Seller shall not enter into any new Lease or other agreement affecting the Property, or modify or terminate any existing Lease or other agreement affecting the Property, which will be binding on the Property after Closing, except as permitted or required under any Lease and except for agreements which are terminable on no more than thirty (30) days’ notice without payment of any penalty or fee or other cost to Seller, without first obtaining Buyer’s approval of the proposed action, which approval will not be unreasonably withheld, conditioned or delayed. In such case, Buyer shall specify in detail the reasons for its disapproval of any such proposed action. If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action requiring its approval under this Section 7.1 within three (3) business days after Seller notifies Buyer of Seller’s desire to take such action, then Buyer shall be deemed to have disapproved such matter. Buyer agrees to cooperate with Seller in enabling Seller to complete any such proposed transaction requiring Buyer’s approval after Buyer’s approval thereof.
Section 7.2Tenant Improvement Costs, Leasing Commissions and Concessions.
With respect to any new Lease or Lease modification entered into by Seller between the Effective Date and the Closing Date in accordance with this Agreement, and with respect to any renewal, extension or expansion of any Lease, whether through the exercise of an option or otherwise, occurring between such date and the Closing Date, all tenant improvement work, leasing commissions, legal fees or other expenses or grants of any free rent period or other concessions shall be paid by Buyer. Buyer shall reimburse Seller for all such costs, expenses, free rent period or other concessions incurred by Seller. Pursuant to the Assignment of Leases, Buyer shall assume any then-outstanding obligations with respect to such tenant improvements, leasing commissions and concessions. Buyer shall be credited at Closing for the amount of all unsatisfied costs and expenses, in connection with any and all Leases executed, modified or extended by Seller prior to March 23, 2016 for tenant improvement work and leasing commissions (either completed or to be completed) and brokerage commissions (collectively, “Pre-Closing Leasing Costs”). In connection with any and all Leases executed, modified or extended by Seller prior to the Effective Date, Buyer shall be entitled to receive a credit against the Purchase Price at Closing for the amount of any rental abatements or “free rent” periods attributable to periods from and after the Closing Date as more particularly described in Exhibit I attached hereto and made a part hereof. The provisions of this Section shall survive the Closing.
Section 7.3Tenant Notices.
At the Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant of the Property. The notice shall disclose that the Property has been sold to Buyer, that, after the Closing, all rents should be paid to Buyer and that Buyer shall be responsible for all of the tenant’s security deposit. The form of the notice shall be otherwise reasonably acceptable to the parties. Buyer covenants to deliver said notices to each tenant as soon as reasonably possible after Closing. This provision shall expressly survive Closing.
Section 7.4Maintenance of Improvements and Operation of Property; Removal of Tangible Personal Property.
Seller agrees to keep its customary property insurance covering the Property in effect until the Closing (provided, however, that the terms of any such coverage maintained in blanket form may be modified as Seller deems necessary). Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear, casualty and condemnation excepted), and shall operate and manage the Property in a manner consistent with Seller’s practices in effect prior to the Effective Date and in accordance with all applicable laws, ordinances, rules and regulations affecting the Property, provided that Seller shall in no event be obligated to make any capital expenditures or repairs. Seller shall not remove any Tangible

Personal Property, except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property. From and after the Effective Date, Seller shall not take any action to lien, encumber or otherwise transfer all or any interest in the Property (other than leases pursuant to the terms hereof) to the Buyer at the Closing. From and after the Effective Date, Seller shall not market, solicit, negotiate or enter into any agreement with any party other than Buyer for the sale or transfer of any interest in the Property.
Section 7.5Service Contracts.
Within three (3) business days prior to the expiration of the Contingency Period, Buyer will advise Seller in writing which Service Contracts Buyer will assume and which Service Contracts Buyer requests be terminated at Closing, provided Seller shall have no obligation to terminate, and Buyer shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee or other cost to Seller. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed and Buyer shall be responsible for any charges applicable to periods commencing with the Closing. Notwithstanding the foregoing, Seller shall terminate, as of the Closing Date, all existing management and leasing agreements with respect to the Property.
Section 7.6Notices to Buyer of Subsequent Events.
Promptly after receipt, Seller shall provide Purchaser with copies of the following: (i) any written notices that Seller receives after the Effective Date from any governmental authority with respect to any violation or alleged violation of the Property under any law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property, (ii) any written notices of default given or received by Seller after the Effective Date under any of the Leases or Service Contracts, and (ii) any pending or threatened litigation or claims first occurring after the Effective Date and which concerns or affects Property or Seller’s ability to perform its obligations under this Agreement, other than any such matters (such as slip and fall and similar claims) that are covered by Seller’s insurance, except for a standard deductible.
ARTICLE VIII
CLOSING AND ESCROW
Section 8.1Escrow Instructions.
Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

Section 8.2Closing.
The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company or as otherwise mutually agreed on May 10, 2016, and before 9:00 a.m. local time, or such other earlier date and time as Buyer and Seller may mutually agree upon in writing (the “Closing Date”). Except as expressly provided herein, such date and time may not be extended without the prior written approval of both Seller and Buyer.
Section 8.3Deposit of Documents.
(a)At or before the Closing, Seller shall deposit into escrow the following items:
(1)the duly executed and acknowledged Deed in the form attached hereto as Exhibit C conveying the Real Property to Buyer subject to the Conditions of Title;
(2)four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as Exhibit D (the “Bill of Sale”);
(3)four (4) duly executed counterparts of an Assignment and Assumption of Leases, Service Contracts, Warranties and Other Intangible Property in the form attached hereto as Exhibit E pursuant to the terms of which Buyer shall assume all of Seller’s obligations under the Leases, the Service Contracts that Buyer elects to assume pursuant to the provisions of Section 7.5 above, and other documents and agreements affecting the Property (the “Assignment of Leases”);
(4)an affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code;
(5)an excise tax affidavit;
(6)an Owner’s Affidavit and any other documents, undertakings or agreements customarily required by the Title Company to issue the Title Policy;
(7)if Seller is the declarant under any covenants, conditions and restrictions affecting the Property, an assignment of Seller’s rights as a declarant in a form reasonably acceptable to the parties; and
(8)any additional funds, documents or instruments (signed by Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement, including, without limitation, evidence of Seller’s authority to extent required by the Title Company.
(b)At or before Closing, Buyer shall deposit into escrow the following items:

(1)immediately available funds necessary to close this transaction, including, without limitation, the Purchase Price (less the Deposit and interest thereon net of investment fees, if any) and funds sufficient to pay Buyer’s closing costs and share of prorations hereunder;
(2)four (4) duly executed counterparts of the Bill of Sale;
(3)four (4) duly executed counterparts of the Assignment of Leases;
(4)an excise tax affidavit; and
(5)any additional funds, documents or instruments (signed by Buyer and acknowledged, if appropriate) as may be necessary to comply with this Agreement, including, without limitation, evidence of Buyer’s authority to extent required by the Title Company to the extent required by the Title Company.
(c)Seller and Buyer shall each execute and deposit a closing statement, such transfer tax declarations and such other instruments (including, without limitation organizational documents and evidence of authority) as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the acquisition of the Property in accordance with the terms hereof. Seller and Buyer hereby designate Title Company as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Code and the regulations promulgated thereunder and agree to execute such documentation as is reasonably necessary to effectuate such designation.
(d)Within five (5) business days after the Closing Date, Seller shall deliver or make available at the Property to Buyer: originals of the Leases to the extent in Seller’s possession, or copies of any Leases not in Seller’s possession, copies of the tenant correspondence files (for the three (3) most recent years of Seller’s ownership of the Property only and the current year), all keys for the Property, all passwords and log-in information for computer and other systems used in the management and operation of the Property that are being conveyed to Buyer, originals of all tenant estoppel certificates to the extent not already delivered, and originals of any other items which Seller was required to furnish Buyer copies of or make available at the Property pursuant to Sections 2.1(b) or (e) above, to the extent in Seller’s possession, except for Seller’s general ledger and other internal books or records which shall be retained by Seller. Seller shall deliver possession of the Property to Buyer as required hereunder and shall deliver to Buyer or make available at the Property a set of keys to the Property on the Closing Date.
(e)Exhibit I attached hereto and made a part hereof describes certain free rent periods outstanding as of the date of this Agreement. To the extent the free rent shown on Exhibit I has not expired on the Closing Date, Seller shall credit to Buyer the amount of unexpired free rent for the period on and after the Closing Date.
Section 8.4Estoppel Certificates.
(a)If in accordance with Article II of this Agreement Buyer elects to proceed with the purchase of the Property, then Seller shall use commercially reasonable efforts to obtain estoppel certificates from each tenant of the Property substantially in the form attached hereto as Exhibit F or, if a tenant’s lease requires a different form, in the form required by the tenant’s lease, or as otherwise provided in this paragraph below. It shall be a condition to Buyer’s obligation to close the sale and purchase of the Property that on or before two (2) business days before the Closing Date, Buyer has received an estoppel certificate substantially in such form from the following tenants: Helion Energy, GeoEngineers, Constellation Home Builder Systems, Microsurgical Technology, and Micronics Engineered Filtration (each a “Major Tenant” and collectively, the “Major Tenants”) and enough additional estoppels so that such additional estoppels, along with estoppels from the Major Tenants, cover tenants who in aggregate occupy premises whose square footage is equal to seventy-five percent (75%) of the space actually rented to tenants (collectively, the “Estoppel Threshold”). All estoppel certificates shall be dated no more than forty-five (45) days prior to the Closing Date. An estoppel certificate, even though not in the required estoppel form, will be deemed reasonably acceptable to Buyer if it (i) contains substantially all of the information on Exhibit F including the following: confirming rent, security deposit, and termination date; that no rent has been paid more than one month in advance; that the Lease is in full force and effect and that the tenant has no knowledge of any landlord default, (ii) is on the form required by the Lease, or (iii) is on the standard form of a tenant which customarily issues its own form and includes substantially all information set forth in the form of tenant estoppel certificate attached hereto as Exhibit F, provided that the tenant deleting any representation by the tenant that the tenant is not in default under its lease or the tenant acknowledging that it is in default under its lease or is subject to bankruptcy or insolvency proceedings will not be the basis for Buyer disapproving an estoppel certificate. If Seller is unable to satisfy the Estoppel Threshold, Seller may (but is not required to) deliver estoppel certificates containing the information set forth in the form of tenant estoppel certificate attached hereto as Exhibit F executed by Seller covering such leases as are sufficient, when aggregated with the tenant estoppel certificates previously delivered, to satisfy the Estoppel Threshold, provided that Buyer shall not be obligated to accept Seller estoppel certificates that collectively cover in excess of ten percent (10%) of the area of the Property actually rented to tenants. Seller’s representations and warranties in any Seller estoppel certificates will survive the Closing, subject to the limitations contained in Sections 3.2, 3.3, 3.4, 9.11 and 9.19 hereof. In the event that Buyer receives an estoppel certificate from a tenant complying with the requirements of this Section 8.4 and for which Seller previously delivered a Seller estoppel certificate, Seller shall be automatically released from any liability or obligation under the applicable Seller estoppel certificate.
(b)If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under Section 8.4(a), or if the certificates received or substituted Seller estoppels contain a statement that Seller is in default under a Lease or otherwise discloses information that is materially inconsistent with the rent roll or the applicable Lease and Buyer objects thereto by written notice to Seller within three (3) business days after receipt by Buyer of the objectionable estoppel, but in any event on or before the Closing Date, then Seller will not be in default by reason thereof, and either Seller or Buyer may elect to extend the Closing Date by up to thirty (30) days in order to satisfy the requirement. If Seller still cannot satisfy the requirement at the end of such extended period, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive a refund of the Deposit, or to waive said condition. If Buyer so elects to terminate this Agreement, the Deposit shall immediately be refunded to Buyer, and neither party shall have any further rights or obligations hereunder except as provided in Section 6.1 above and Sections 9.3, 9.5 and 9.9 below. If no such notice is delivered by Buyer, Buyer shall be deemed to have waived such condition.
Section 8.5Prorations.
(a)Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable by tenants under Leases, all as and when actually collected; real property taxes and assessments; all other income from the Property; water, sewer and utility charges; amounts payable under any Service Contracts or other agreements or documents; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property (including, without limitation, expenses prepaid by Seller and expenses already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the prepaid or unamortized portion thereof), shall all be prorated as of 11:59 p.m. on the day immediately prior to Closing (i.e., Buyer is entitled to the income and responsible for the expenses of the day of Closing), on the basis of a 365-day year. Buyer shall reimburse Seller for the tenant improvement costs, leasing commissions, legal fees and other expenses, and free rent and other concessions, as provided in Section 7.2.
All rents collected after the Closing shall be applied and paid as provided in this Section 8.5(a). If a tenant shall specifically designate a payment as being attributable to, or if it is readily ascertainable that a payment received from a tenant is attributable to a specific period of time or for a specific purpose, including, without limitation, for operating expenses or real estate tax payments which were not paid or were underpaid by such tenant or for reimbursement for work performed by Seller on the tenant’s premises, such payment shall be so applied. If there is no such designation or if not so readily ascertainable, any payment received from a tenant after Closing shall be deemed a payment of rent due after the Closing until the tenant is current on rents and sums due under the applicable Lease on or after the Closing, and then such payments shall be paid to Seller to the extent of any rent or other sums owing to Seller for periods prior to Closing. For a period of six (6) months after Closing, Buyer shall use reasonable efforts to collect such rents and other sums owing to Seller (without any requirement to institute legal action) and shall promptly remit any such amounts to Seller promptly after Buyer’s receipt thereof, and Seller shall no longer have the right to collect any such rents and other sums from tenants after Closing.
Reconciliations of taxes, insurance charges and other expenses owed by tenants under Leases for the calendar year (or fiscal year if different from the calendar year) in which the Closing occurs shall be prepared by Buyer with the cooperation of Seller within ninety (90) days following the end of such year in accordance with the requirements set forth in the Leases and as provided in this Section 8.5(a). For those Leases in which tenants pay a proportionate share of taxes, insurance charges or other expenses over a base year amount or expense stop, the proration between the parties of the income received from tenants over such base year amount or expense stop shall be calculated based on the total amount of such expenses for the Property incurred by both Seller and Buyer for the entire calendar (or, if applicable, fiscal) year, rather than on the amount of such expenses actually incurred by each party for such year, in order to enable the parties to determine if the base year amount or expense stop for such year is exceeded. Such income as so calculated shall be prorated between the parties based on the number of days each party owned the Property during such year and otherwise in accordance with this Section 8.5(a). For Leases which do not have a base year amount or expense stop, the proration between the parties of income received from tenants from reconciliations of expenses under the Leases shall be calculated based on the expenses actually incurred by each party for such year and each party’s period of ownership of the Property, and otherwise in accordance with this Section 8.5(a).
The amount of any cash security deposits held by Seller under Leases shall be credited against the Purchase Price (and Seller shall be entitled to retain such cash security deposits). Seller shall endeavor to have any utility or other deposits with respect to the Property to be transferred to the name of Buyer at the time of Closing, and shall receive credits at Closing for the amount of the same to the extent such deposits are actually transferred to Buyer. Buyer shall cause all utilities to be transferred into Buyer’s name and account at the time of Closing.
All prorations at Closing shall be based upon the actual numbers if such number are available. If such numbers are not available, the prorations shall be based upon the reasonable estimates of Seller. The parties shall reconcile such estimates as soon as reasonably practical after Closing, but in any event on or before March 31, 2017. Notwithstanding anything to the contrary contained herein, all prorations shall be final no later than March 31, 2017. Upon request of either party, the parties shall provide a detailed and accurate written statement signed by such party certifying as to the payments received by such party from tenants from and after Closing and to the manner in which such payments were applied, and shall make their books and records available for inspection by the other party during ordinary business hours upon reasonable advance notice.
Seller retains the right to pursue and control any tax appeals applicable to periods prior to the tax year of the Closing, and Buyer shall cooperate with Seller with respect to such appeals at no material cost or expense to Buyer. Any refund of real property taxes or special assessments relating to the period prior to Closing shall be for the account of Seller. To the extent Buyer receives any such refund, Buyer shall remit such refund to Seller within five (5) business days of receipt thereof. Notwithstanding the foregoing, Buyer and Seller shall reasonably and jointly pursue and control any tax appeals applicable to the current tax year, and the parties shall prorate all costs incurred and recovered in connection therewith based on the portion of the proceeds of any tax appeal recovery allocable to each party’s respective period of ownership of the Property.
(b)At closing, the Seller will pay: (a) the Real Estate Excise Taxes, (b) one-half (1/2) of the escrow fees (and taxes thereon); (c) an amount equal to the premium (and taxes thereon) charged by the Title Company for the standard coverage portion of the Title Policy with a face amount of insurance equal to the purchase price; (d) all excise and transfer taxes associated with the transfer of the Land and Improvements to Buyer and, (e) any brokerage fees associated with this transaction payable to Jones Lang Lasalle. At Closing, the Buyer will pay: (i) one-half (1/2) of the escrow fees (and taxes thereon), and (ii) an amount equal to the premium (and taxes thereon) charged by the Title Company for the extended coverage portion of the Title Policy and any endorsements. Each party shall pay the costs and expenses of the attorneys, accountants and other agents and consultants engaged by the particular party. Any other closing costs shall be allocated between Seller and Buyer per custom.

(c)Any percentage rent for the rental periods including Closing shall be prorated upon receipt, based upon the tenant’s sales for the portion of the lease year allocable to Seller’s and Buyer’s respective ownership of the Property.
(d)The provisions of this Section 8.5 shall survive the Closing.
ARTICLE IX
MISCELLANEOUS
Section 9.1Notices.
Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:
To Buyer:    KBS Capital Advisors LLC
11150 Santa Monica Boulevard, Suite 400
Los Angeles, CA 90025
Attention: James Rodgers
E-mail: jrodgers@kbs.com
Telephone: (424) 208-8105
Fax No.: (310) 432-2119
KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: Brian Ragsdale
E-mail: bragsdale@kbs.com
Telephone: (949) 797-0305
Fax No.: (949) 417-6501
KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attention: James Chiboucas, Esq.
E-mail: jchiboucas@kbs.com
Telephone: (949) 417-6555
Fax No.: (949) 417-6501

with a copy to:    Sheppard Mullin Richter & Hampton, LLP
650 Town Center Drive, 4th Floor
Costa Mesa, CA 92626
Attention: Scott A. Morehouse, Esq.
E-mail: smorehouse@sheppardmullin.com
Telephone: (714) 424-2865
Fax No.: (714) 428-5995
To Seller:     c/o Bentall Kennedy (U.S.) LP
1215 Fourth Ave, Suite 2400
Seattle, WA 98161
Attention: Steven Reents
E-mail: sreents@Bentallkennedy.com
Telephone: (206) 623-4739

Bentall Kennedy (U.S.) LP
600 California Street, Suite 560
San Francisco, CA 94108
Attention: Stephen W. Lekki
Telephone: (415) 375-4016
Email: slekki@bentallkennedy.com
c/o Bentall Kennedy (U.S.) LP
1215 Fourth Ave, Suite 2400
Seattle, WA 98161
Attention: Brian Urback
E-mail: burback@Bentallkennedy.com
Telephone: (206) 694-8840

with a copy to:     Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
Attention: Michael H. Liever
E-mail: mliever@orrick.com
Telephone: (415) 773-5808
Fax No.: (415) 773-5759
or to such other address as either party may from time to time specify in writing to the other party. Any notice or other communication sent as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered in person; (b) on the date mailed if sent by certified mail, postage prepaid, return receipt requested or by a commercial overnight courier; or (c) on the date of transmission, if sent by facsimile with confirmation of receipt. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of transmission, if sent by facsimile. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

Any notice sent by the attorney representing a party, shall qualify as notice under this Agreement.
Section 9.2Entire Agreement.
This Agreement, together with the Exhibits and schedules hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits and schedules hereto.
Section 9.3Entry and Indemnity.
In connection with any entry by Buyer, or its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith (a) during normal business hours, (b) so as to minimize, to the greatest extent possible, interference with Seller’s business and the business of Seller’s tenants, (c) in compliance with all applicable laws, and (d) otherwise in a manner reasonably acceptable to Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, including but not limited to any air sampling, borings, drillings or other samplings, Buyer shall give Seller written notice thereof (which notice may be provided by email to Steven Reents and Brian Urback at the following email addresses: sreents@bentallkennedy.com; burback@bentallkennedy.com), including the identity of the company or persons who will perform such testing and the proposed scope and methodology of the testing. Seller shall approve or disapprove, in Seller’s sole discretion, the proposed testing within twenty-four (24) hours after receipt of such notice. If Seller fails to respond within such twenty-four (24) hour period, Seller shall be deemed to have disapproved the proposed testing. If Buyer or its agents, employees or contractors take any sample from the Property in connection with any such approved testing, Buyer shall provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing. Buyer shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. Upon the request of Seller, Buyer shall promptly deliver to Seller (without representation or warranty of any kind, and at no cost or expense to Buyer) copies of any reports relating to any testing or other inspection of the Property performed by Buyer or its agents, representatives, employees, contractors or consultants. Notwithstanding anything to the contrary contained herein, Buyer shall not contact any governmental authority or any tenant without first obtaining the prior written consent of Seller thereto in Seller’s sole discretion, and Seller, at Seller’s election, shall be entitled to have a representative participate in any telephone or other contact made by Buyer to a governmental authority or tenant and present at any meeting by Buyer with a governmental authority or tenant. Buyer shall maintain, and shall assure that its contractors maintain, public liability and property damage insurance in amounts (but in no event less than Two Million Dollars ($2,000,000) with respect to any liability insurance) and in form and substance adequate to insure against all liability of Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Seller and Seller’s lender shall be named as additional insureds on such insurance. Buyer shall provide Seller with evidence of such insurance coverage prior to any entry on the Property. Buyer shall indemnify and hold Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) arising out of or relating to any entry on the Property by Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement, including, without limitation, any release of Hazardous Materials or any damage to the Property; provided that Buyer shall not be liable to Seller solely as a result of the discovery by Buyer of a pre-existing condition on the Property to the extent the activities of Buyer, its agents, representatives, employees, contractors or consultants do not exacerbate the condition. The provisions of this Section 9.3 shall be in addition to any access or indemnity agreement previously executed by Buyer in connection with the Property; provided that in the event of any inconsistency between this Section 9.3 and such other agreement, the provisions of this Section 9.3 shall govern. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement. Buyer’s right of entry, as provided in this Section 9.3, shall continue up through the date of Closing.
Section 9.4Time.
Time is of the essence in the performance of each of the parties’ respective obligations contained herein. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.
Section 9.5Attorneys’ Fees.
If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, whether prior to or after Closing, or if any party defaults in payment of its post-Closing financial obligations under this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.
Section 9.6Assignment.
Buyer’s rights and obligations hereunder shall not be assignable without the prior written consent of Seller, which may be given or withheld in Seller’s sole discretion; provided, however, Buyer shall have the right to assign its rights and obligations under this Agreement to an entity that is at least one hundred percent (100%) owned directly or indirectly by KBS Strategic Opportunity REIT, Inc. (“KBS REIT”) without the prior written consent of Seller but with at least five (5) business days prior written notice to Seller; provided KBS REIT must have full authority to make all decisions on behalf of the assignee. Seller has confirmed that Seller will assign this Agreement to KBS REIT. Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. Without limiting and notwithstanding the above, in no event shall Buyer have the right to assign its rights or obligations hereunder to any party which could not make the representation and warranty contained in subsections 3.5(e) and (g) above, and in connection with any assignment pursuant to the terms hereof, the assignee shall reconfirm in a written instrument acceptable to Seller and delivered to Seller prior to the effective date of the assignment said representation and warranty as applied to the assignee and that all other terms and conditions of this Agreement shall apply to such assignee and are being assumed by assignee. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Buyer may elect by delivering written notice to Seller at least five (5) business days prior to Closing to take title to one or more parcels that comprise the Property in one or more directly or indirectly wholly-owned entities, provided that Buyer reimburse Seller for the additional legal costs associated with such multiple conveyances that Seller would not have incurred in a single conveyance to Buyer, and provided further that Buyer shall not be released from any obligations under this Agreement and shall not assign its rights or obligations hereunder to such entities.
Section 9.7Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
Section 9.8Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State in which the Real Property is located.
Section 9.9Confidentiality and Return of Documents.
Except as may be required by law, Buyer and Seller shall each maintain as confidential any and all material obtained about the other or, in the case of Buyer, about the Property, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party. Except as may be required by law, Buyer will not divulge any such information to other persons or entities including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Buyer shall have the right to disclose information with respect to the Property to its officers, directors, employees, attorneys, accountants, environmental auditors, engineers, potential lenders, and permitted assignees under this Agreement and other consultants to the extent necessary for Buyer to evaluate its acquisition of the Property provided that all such persons are told that such information is confidential and agree (in writing for any third party engineers, environmental auditors or other consultants) to keep such information confidential. If Buyer acquires the Property from Seller, Seller shall have the right, subsequent to the Closing of such acquisition, to publicize the transaction (other than the parties to or the specific economics of the transaction) in whatever manner it deems appropriate; provided that any press release or other public disclosure regarding this Agreement or the transactions contemplated herein, and the wording of same, must be reasonably approved in advance by both parties. The provisions of this paragraph shall survive the Closing or any termination of this Agreement. In the event the transaction contemplated by this Agreement does not close as provided herein (other than as a result of a default by Seller), upon the request of Seller, Buyer shall promptly return to Seller all Due Diligence Materials and other final third party reports obtained by Buyer in connection with the purchase of the Property hereunder (but expressly excluding any market or feasibility studies or other internal memoranda prepared by Buyer and/or its counsel, employees, agents of consultants in connection with Buyer’s due diligence investigations), provided that Buyer shall be permitted to retain copies of Due Diligence Materials to the extent required to comply with applicable law or Buyer’s internal record retention policies.
Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Buyer’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Buyer or its permitted assignees, (b) in connection with any filing (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect) in any permitted assignee of Buyer, and (c) to any broker/dealers in the REIT’s broker/dealer network and any of the REIT’s investors.
Section 9.10Interpretation of Agreement.
The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.
Section 9.11Limited Liability.
The obligations of Seller under this Agreement and under all of the Other Documents are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties.
Section 9.12Amendments.
This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.
Section 9.13No Recording.
Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.
Section 9.14Drafts Not an Offer to Enter Into a Legally Binding Contract.
The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and both Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement (or a copy by facsimile transmission) (the “Effective Date”).
Section 9.15No Partnership.
The relationship of the parties hereto is solely that of Seller and Buyer with respect to the Property and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.
Section 9.16No Third Party Beneficiary.
The provisions of this Agreement are not intended to benefit any third parties, except the Seller Related Parties.
Section 9.17Limitation on Liability.
Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) in connection with the Property and/or the sale thereof to Buyer including, without limitation, under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, the Bill of Sale, the Assignment of Leases and any Seller estoppel certificate (collectively, the “Other Documents”, shall under no circumstances whatsoever exceed an amount equal to Two Million Dollars ($2,000,000)); and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto.
Section 9.18Survival.
Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of Seller contained herein shall survive the Closing.
Section 9.19Know Your Counterparty.
Without limiting Buyer’s representation and warranty in Section 3.5 above, Buyer has furnished to Seller all information regarding Buyer, its affiliates and the shareholders, members, investors or partners of each of them and any permitted assignees of Buyer hereunder

(collectively, the “Buyer Related Parties”) as Seller requested in order to enable Seller to determine to Seller’s sole satisfaction that the transaction contemplated by this Agreement will be in compliance Buyer’s representation and warranty contained in Section 3.5 of this Agreement are true and correct. Buyer represents and warrants and covenants to Seller that there will not be any change in any such information regarding Buyer or the Buyer Related Parties prior to or on the Closing. In connection with the foregoing, Buyer will promptly notify Seller of any change in any such information regarding Buyer or the Buyer Related Parties prior to or on the Closing. In the event any such information or change results in a situation in which, in Seller’s sole discretion, the transaction contemplated by this Agreement would result in a breach of Buyer’s representation and warranty contained in Section 3.5 of this Agreement, then Seller may terminate this Agreement without liability on the part of Seller or Buyer (provided such change did not occur as a result of a default or act of bad faith by Buyer), other than Buyer’s indemnity contained in Section 9.3 hereof and the obligations of Buyer contained in Sections 6.1 and 9.9 hereof, and the Deposit will be returned to Buyer. Notwithstanding anything to the contrary contained herein, Buyer will not be entitled to either (i) terminate this Agreement or (ii) a return of the Deposit solely because the proposed assignee otherwise permitted under Section 9.6 does not meet the requirements of this Section 9.19.
Section 9.20Property Disclosures.
Whether or not the Property is zoned for residential use, Buyer acknowledges and agrees it does not intend to use the Property for residential purposes. Buyer and Seller acknowledge that the Real Property constitutes “Commercial Real Estate” as defined in RCW 64.06.005. Buyer waives receipt of the seller disclosure statement required under RCW 64.06 for transactions involving the sale of commercial real estate, except for the section entitled “Environmental”. The Environmental section of the seller disclosure statement as completed by Seller is attached to this Agreement as Exhibit H (the “Disclosure Statement”). Buyer acknowledges receipt of the Disclosure Statement and waives its right to rescind the Agreement under RCW 64.06.030. Buyer further acknowledges and agrees that the Disclosure Statement (i) is for the purposes of disclosure only, (ii) will not be considered part of this Agreement, and (iii) will not be construed as a representation or warranty of any kind by the Seller, and that Seller shall not have any liability or obligation arising out of the Disclosure Statement.
Section 9.21Cooperation Regarding Condemnation Case.
Buyer shall cooperate with Seller with respect to the Condemnation Case, including, without limitation, executing such documents as reasonably requested by Seller, at no out of pocket cost to Buyer and without Buyer incurring any material additional liability hereunder.
Section 9.22Net Worth Covenant.
For a period of nine (9) months after Closing, Seller shall maintain a net worth, as defined below, of at least Two Million Dollars ($2,000,000). “Net worth” shall mean assets minus liabilities.

Section 9.23Survival of Article IX.
The provisions of this Article IX shall survive the Closing.

[signature page follows]

The parties hereto have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

Seller:	CALWWEST INDUSTRIAL PROPERTIES, LLC,
a California limited liability company

	By:	Bentall Kennedy (U.S.) Limited Partnership
a Washington limited partnership,
its Investment Manager

		By:	Bentall Kennedy (U.S.) G.P. LLC,
its General Partner

		By:	/s/ Stephen Lekki
		Name:	Stephen Lekki
		Its:	Senior Vice President
		Date:	4/13/16

		By:	/s/ Brian Urback
		Name:	Brian Urback
		Its:	Vice President
		Date:	4/13/16

Buyer:	KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

	By:	/s/ Stacie Yamane
	Name:	Stacie Yamane
	Its:	CAO

LIST OF EXHIBITS AND SCHEDULES
EXHIBITS
Exhibit A    Real Property Description
Exhibit B    List of Tenant Leases
Exhibit C    Special Warranty Deed
Exhibit D    Bill of Sale

Exhibit E	Assignment of Leases, Service Contracts, Warranties and Other Intangible Property
Exhibit F    Estoppel Certificate
Exhibit G    List of Service Contracts
Exhibit H    Disclosure Statement
Exhibit I    Unpaid Leasing Commissions
Exhibit J    List of Tangible Personal Property
SCHEDULES
Schedule 1    Disclosure Items
Schedule 1-A    Environmental Reports
Schedule 2    3-14 Audit Documents

EXHIBIT A
REAL PROPERTY DESCRIPTION
PARCEL A:

LOTS 1 THROUGH 4, INCLUSIVE, AND 9 AND 10, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

PARCEL A-1:

PARCEL A OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER RECORDING NUMBER 20080204900013, BEING A PORTION OF LOT 8, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

PARCEL B:

LOTS B AND C, WESTPARK, AMENDED BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 152 OF PLATS, PAGES 70 THROUGH 73, INCLUSIVE, AND RECORDED UNDER RECORDING NUMBER 9006070535, IN KING COUNTY, WASHINGTON;

(BEING KNOWN AS A PORTION OF LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

PARCEL C:

LOTS D, E AND F, WESTPARK II, ACCORDING TO THE AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 150 OF PLATS, PAGES 12 THROUGH 15, INCLUSIVE, IN KING COUNTY, WASHINGTON;

(ALSO KNOWN AS LOT 2, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

PARCEL D:

LOT 3, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943, SAID SHORT PLAT BEING A SUBDIVISION OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL E:

LOT A, WESTPARK, AMENDED BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 152 OF PLATS, PAGES 70 THROUGH 73, INCLUSIVE, AND RECORDED UNDER RECORDING NUMBER 9006070535, IN KING COUNTY, WASHINGTON;

(BEING KNOWN AS A PORTION OF LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

A-1

PARCEL F:

PARCEL B OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER RECORDING NUMBER 20080204900013, BEING A PORTION OF LOT 8, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

TOGETHER WITH LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-86-5, RECORDED UNDER RECORDING NUMBER 8811030191, IN KING COUNTY, WASHINGTON.

PARCEL G:

LOT 4, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943, SAID SHORT PLAT BEING A REVISION OF SHORT PLAT RECORDED UNDER RECORDING NUMBER 8512260700, SAID SHORT PLAT BEING A SUBDIVISION OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL H:

LOT 2 OF CITY OF REDMOND SHORT PLAT NUMBER SS-86-5, RECORDED UNDER RECORDING NUMBER 8811030191, SAID SHORT PLAT BEING A SUBDIVISION OF A PORTION OF THE SOUTH 320 FEET OF THE NORTH 1006 FEET OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES 30 FEET IN WIDTH, BEING A SOUTHERLY EXTENSION OF THE EAST 30 FEET OF SAID PREMISES, LYING SOUTHERLY OF THE SOUTH LINE OF SAID PREMISES AND NORTHERLY OF THE NORTHERLY MARGIN OF N.E. 85TH STREET.

PARCEL I:

THAT PORTION OF THE FOLLOWING DESCRIBED TRACT LYING NORTHERLY OF THE RIGHT OF WAY FOR N.E. 85TH STREET AND EASTERLY OF THE RIGHT OF WAY FOR 154TH AVENUE N.E. THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, LYING EASTERLY OF THE NORTHERN PACIFIC RAILROAD (NOW "BURLINGTON NORTHERN") RIGHT OF WAY, AND WESTERLY OF 100 FOOT STRIP OF LAND AS CONVEYED TO KING COUNTY BY DEED RECORDED UNDER RECORDING NUMBER 6611004;

EXCEPT THE NORTH 1006 FEET THEREOF;

EXCEPT THAT PORTION CONVEYED TO THE CITY OF REDMOND, A MUNICIPAL CORPORATION, BY DEED RECORDED UNDER RECORDING NUMBER 8407250771 FOR 154TH AVENUE N.E.

SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

2

EXHIBIT B
LIST OF TENANT LEASES
Westpark Leases:
3COT141 Lease
Abol Systems, Inc. Lease, 1st, 2nd, 3rd and 4th Amendment
Ally, Inc Lease, 1st Amendment, Commencement Date Memorandum
Amaxra, Inc. Lease and Commencement Date Memorandum
Advance Technical Marketing Inc. Lease, Commencement Date Memorandum, 1st Amendment, Landlord Consent to Sublease
Avitech International Corp. Lease, Commencement Date Memorandum, 1st Amendment
Axis Surveying and Mapping, Inc. Lease and Commencement Date Memorandum
BAE Systems Controls, Inc. Lease, Assignment, 1st and 2nd Amendment
Bellegrove Medical Supply, Inc. Lease, Commencement Date Memorandum, Assignment, Subordination of Landlord’s Lien, 1st and 2nd Amendment
Bigfin.com, LLC Lease, 1st Amendment
Biopure Healing Products, LLC Lease and 1st Amendment
Bluerigger, LLC lease and 1st Amendment
Boxspy, LLC Lease
Bromik, LLC Lease, Commencement Date Memorandum, Landlord Consent to Sublease
CAE Healthcare, Inc. Lease, 1st, 2nd and 3rd Amendment
Cascade Window Products, Inc. Lease
Cascadia Resources, Inc. Lease and 1st Amendment
Cat-Man-Doo, Inc. Lease and 1st Amendment
CBRE, Inc. Lease, 1st Amendment
Centerline Solutions, LLC Lease
Comcast License Agreement

B-1

Constellation Homebuilder Systems, Inc. Lease, Landlord Consent to Change in Control, 1st Amendment
Crown Castle USA, Inc. Lease, 1st, 2nd, 3rd, 4th, 5th, and 6th Amendment, Substitution Effective Date Memorandum, Landlord Consent to Sublease (2).
Davis-Bacon Pension Plans, Inc. Lease
Deep Domain, Inc. Lease
Delphi Precision Imaging Corporation Lease
Dowl, LLC Lease, 1st, 2nd, 3rd, 4th, 5th Amendment and Commencement Date Memorandum
Duramark Technologies, Inc. Lease, Commencement Date Memorandum and Subordination of Landlord’s Lien
Dynamic Systems, Inc. Lease, 1st and 2nd Amendment
Echonous, Inc. Lease
Engineering-Remediation Resources Group, Inc. Lease
EVT Solutions, Inc. Lease
F1 Consultancy, LLC Lease and Commencement Date Memorandum
Foxconn EMS, Inc. Lease, 1st, 2nd, 3rd, 4th and 5th Amendment
Furniture Marketing Group, Inc. Lease
Geoengineers, Inc. Lease, 1st, 2nd, 3rd, 4th, 5th, 6th, 7th, 8th, 9th, 10th, 11th Amendment
Greater Redmond Transportation Management Association, Lease, 1st Amendment
Halfpops, Inc. Lease
Helion Energy, Inc. Lease
Hiperion, Inc. Lease
Hobart, Inc. Lease
Homemeeting, Inc. Lease, 1st, 2nd Amendment
Horizon Professional Computer Services, Inc. Lease, 1st, 2nd, 3rd and 4th Amendment
Hydroflow Holdings USA, LLC Lease, Commencement Date Memorandum, 1st, 2nd and 3rd Amendment

2

Hygen Pharmaceuticals, Inc. Lease, Commencement Date Memorandum, Subordination of Landlord Lien
ICS Support, Inc. Lease, Commencement Date Memorandum, 1st and 2nd Amendment
Innovative Advantage, Inc. Lease, 1st and 2nd Amendment
iStreamplanet Co. Lease, 1st and 2nd Amendment
JC Serivces, Inc. Lease, Commencement Date Memorandum, 1st, 2nd 3rd Amendment
JDL Digital Systems, Inc. Lease, Commencement Date Memorandum, 1st, 2nd and 3rd Amendment, Right of First Opportunity Notice
Juni America, Inc. Lease and 1st Amendment
King & Prince Seafood Corporation, Lease, Commencement Date Memorandum, First Amendment to Lease, Guaranty of Lease.
KMEW CO, LTD. Lease, Commencement Date Memorandum, Assignment and 1st Amendment
KONE, Inc. Lease, Commencement Date Memorandum
Kurkel Enterprises, LLC Lease
Leancode, LLC Lease
Lucky Scooter Parts, LLC Lease, Commencement Date Memorandum
Lucky Scooter Parts - Consent to Sublease/sublease
Madrona, Inc. Lease
Master International Corporation Lease
Mellanox Technologies, Inc. Lease, Commencement Date Memorandum, 1st Amendment and Expansion Effective Date Memorandum
MGC Technical Consulting, Inc. Lease and 1st Amendment
Micronics, Inc. Lease, 1st, 2nd, 3rd, 4th, 5th Amendment
Micronics, Inc. - 6th amendment
Microsurgical Technology Inc. Lease, 1st, 2nd, 3rd, 4th, 5th, 6th, 7th, 8th, 9th, 10th, 11th and 12th Amendment.
Minarik Corporation Lease, Commencement Date Memorandum, 1st, 2nd and 3rd Amendment

3

Mindray Medical USA Corp, Lease, 1st, 2nd and 3rd Amendment
MSNW, LLC Lease, 1st, 2nd and 3rd Amendment
Northwest Synergy, Inc. Lease, 1st Amendment, Expansion Effective Date memorandum
Northwest Synergy - 2nd amendment
Ocean Diamond, Inc. Lease
Omni212, LLC Lease and Guaranty
Overlake Heating, Air Conditioning & Sheet Metal, LLC Lease, 1st and 2nd Amendment
P97 Networks, Inc. Lease and Commencement Date Memorandum
Pacific Air Filtration, Inc. Lease, Guaranty of Lease, Assignment of Lease
Pattison, Inc. Lease, 1st Amendment
Personal Medical Corp, Lease, 1st, 2nd, 3rd, 4th, 5th Amendment
Planetary Power, Inc. Lease
Plantsmart, LLC, Lease, 1st Amendment, 2nd Amendment
Pogo Linux Corporation, Lease, 1st and 2nd Amendment, Commencement Date Memorandum
Popular Machinery and Tools, USA, Inc. Lease
Precision Electric Group, Inc. Lease, 1st, 2nd Amendment and Subordination of Landlord Lien
Professional Appliance Technicians, Inc. Lease and 1st Amendment
R2D3 Corporation, Lease, 1st and 2nd Amendment
Red Dingo, Inc. Lease
Redmond Cable Corporation, Lease, 1st, 2nd, 3rd Amendment
Rent-A-PC, Inc. Lease, Commencement Date Memorandum
Rimkus Consulting Group, Inc. Lease, Commencement Date Memorandum
Rock-Tenn Company, Lease, Guaranty
SBK Enterprises, LLC Lease, Guaranty of Lease (2)
Seattle Aero, LLC Lease and 1st Amendment

4

Seattle PJ Pizza, LLC Lease, 1st and 2nd Amendment
Seattle Pizza - 3rd amendment
Service Communications, Inc. Lease
Shields Bag and Printing Co. Lease and 1st Amendment
Showa Aircraft USA, Inc. Lease and Commencement Date Memorandum
SMS Systems Maintenance Services, Inc. Lease and Commencement Date Memorandum
Sonata Software North America, Inc. Lease and Commencement Date Memorandum
Stephen L. Nelson, CPA, PLLC Lease, 1st, 2nd and 3rd Amendment
TSS Redmond, LLC Lease, 1st, 2nd, 3rd and 4th Amendment, Landlord Consent to Sublease
Tri-Digital Software, Inc. Lease, 1st, 2nd, 3rd Amendment and Expansion Space Memorandum
Westtek, LLC Lease, 1st and 2nd Amendment
Wildlife Computers, Inc. Lease, Commencement Date Memorandum, 1st Amendment
Workspace Development, LLC Lease, Commencement Date Memorandum, 1st, 2nd, 3rd, 4th, 5th Amendment, Consent to Transfer of Interest
Workspace Development - Consent to Sublease/sublease
Xtreme Consulting Group, Inc. Lease, Commencement Date Memorandum, 1st Amendment
Zensa, LLC Lease

5

EXHIBIT C
FORM OF SPECIAL WARRANTY DEED

WHEN RECORDED RETURN TO:

Document Title:    Special Warranty Deed
Grantor:

Grantee:

Legal Description:
Abbreviated Legal Description:
Full Legal Description: See Exhibit A attached
Assessor's Tax Parcel Nos.:

Reference Nos. of Documents Released or Assigned:

Special Warranty Deed

_________________________, a ________________________ ("Grantor"), grants, bargains, sells and conveys to ____________________________________________________ ("Grantee"), that certain real estate, situated in the County of ______________, State of Washington, legally described on Exhibit A.

Subject, however, to the exceptions identified on Exhibit B attached hereto.

The Grantor, for itself and for its successors in interest expressly limits the covenants of the deed to those herein expressed, and hereby covenants that against all persons whomsoever lawfully claiming or to claim by, through or under said Grantor and not otherwise, it will forever warrant and defend the described real estate.

[Grantor signature page follows]

C-1

Dated______________, 2016.

_________________________

By_________________________
Its_________________________

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA
COUNTY OF SAN FRANCISCO
On _________________, 2016, before me, ________________, a Notary Public, personally appeared _________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

_________________________
Signature of the Notary Public

(Seal)

C-2

EXHIBIT A
REAL PROPERTY DESCRIPTION
PARCEL A:

LOTS 1 THROUGH 4, INCLUSIVE, AND 9 AND 10, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

PARCEL A-1:

PARCEL A OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER RECORDING NUMBER 20080204900013, BEING A PORTION OF LOT 8, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

PARCEL B:

LOTS B AND C, WESTPARK, AMENDED BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 152 OF PLATS, PAGES 70 THROUGH 73, INCLUSIVE, AND RECORDED UNDER RECORDING NUMBER 9006070535, IN KING COUNTY, WASHINGTON;

(BEING KNOWN AS A PORTION OF LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

PARCEL C:

LOTS D, E AND F, WESTPARK II, ACCORDING TO THE AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 150 OF PLATS, PAGES 12 THROUGH 15, INCLUSIVE, IN KING COUNTY, WASHINGTON;

(ALSO KNOWN AS LOT 2, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

PARCEL D:

LOT 3, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943, SAID SHORT PLAT BEING A SUBDIVISION OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL E:

LOT A, WESTPARK, AMENDED BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 152 OF PLATS, PAGES 70 THROUGH 73, INCLUSIVE, AND RECORDED UNDER RECORDING NUMBER 9006070535, IN KING COUNTY, WASHINGTON;

(BEING KNOWN AS A PORTION OF LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

C-1

PARCEL F:

PARCEL B OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER RECORDING NUMBER 20080204900013, BEING A PORTION OF LOT 8, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

TOGETHER WITH LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-86-5, RECORDED UNDER RECORDING NUMBER 8811030191, IN KING COUNTY, WASHINGTON.

PARCEL G:

LOT 4, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943, SAID SHORT PLAT BEING A REVISION OF SHORT PLAT RECORDED UNDER RECORDING NUMBER 8512260700, SAID SHORT PLAT BEING A SUBDIVISION OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL H:

LOT 2 OF CITY OF REDMOND SHORT PLAT NUMBER SS-86-5, RECORDED UNDER RECORDING NUMBER 8811030191, SAID SHORT PLAT BEING A SUBDIVISION OF A PORTION OF THE SOUTH 320 FEET OF THE NORTH 1006 FEET OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES 30 FEET IN WIDTH, BEING A SOUTHERLY EXTENSION OF THE EAST 30 FEET OF SAID PREMISES, LYING SOUTHERLY OF THE SOUTH LINE OF SAID PREMISES AND NORTHERLY OF THE NORTHERLY MARGIN OF N.E. 85TH STREET.

PARCEL I:

THAT PORTION OF THE FOLLOWING DESCRIBED TRACT LYING NORTHERLY OF THE RIGHT OF WAY FOR N.E. 85TH STREET AND EASTERLY OF THE RIGHT OF WAY FOR 154TH AVENUE N.E. THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, LYING EASTERLY OF THE NORTHERN PACIFIC RAILROAD (NOW "BURLINGTON NORTHERN") RIGHT OF WAY, AND WESTERLY OF 100 FOOT STRIP OF LAND AS CONVEYED TO KING COUNTY BY DEED RECORDED UNDER RECORDING NUMBER 6611004;

EXCEPT THE NORTH 1006 FEET THEREOF;

EXCEPT THAT PORTION CONVEYED TO THE CITY OF REDMOND, A MUNICIPAL CORPORATION, BY DEED RECORDED UNDER RECORDING NUMBER 8407250771 FOR 154TH AVENUE N.E.

SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

C-2

EXHIBIT D
BILL OF SALE

This Bill of Sale (the “Bill of Sale”) is made and entered into ____________, 201_, by and between ____________________ (“Assignor”), and __________________ (“Assignee”).
In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, all items of Tangible Personal Property (as defined in the Agreement referred to below), if any, owned by Assignor and situated upon and used exclusively in connection with the Real Property (as defined in the Agreement) and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, including, without limitation, the Tangible Personal Property identified in Exhibit B, if any, attached hereto and made a part hereof for all purposes (the “Personal Property”).
This Bill of Sale is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit C, if any, attached hereto and made a part hereof for all purposes.
ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THAT CERTAIN AGREEMENT OF PURCHASE AND SALE DATED ___________, 201__, BY AND BETWEEN ASSIGNOR AND ASSIGNEE (THE “AGREEMENT”), ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITIONS OF THE PERSONAL PROPERTY, (B) THE INCOME TO BE DERIVED FROM THE PERSONAL PROPERTY, (C) THE SUITABILITY OF THE PERSONAL PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PERSONAL PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE QUALITY, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE PERSONAL PROPERTY, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PERSONAL PROPERTY. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PERSONAL PROPERTY, ASSIGNEE IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PERSONAL PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ASSIGNOR, EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PERSONAL PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT ASSIGNOR HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PERSONAL PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE IS” CONDITION AND BASIS “WITH ALL FAULTS,” EXCEPT AS SPECIFICALLY PROVIDED IN, AND SUBJECT TO THE LIMITATIONS CONTAINED IN, THE AGREEMENT.

The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Related Parties (as defined in the Agreement).
[signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Bill of Sale to be executed on the date and year first above written.

Assignor:	,
a

By:
	Its:	Investment Manager

By:
Its:

Assignee:	,
a

By:
Its:

By:
Its:

EXHIBIT E

ASSIGNMENT OF LEASES, SERVICE CONTRACTS,
WARRANTIES AND OTHER INTANGIBLE PROPERTY

This Assignment of Leases, Service Contracts, Warranties and Other Intangible Property (this “Assignment”) is made and entered into _______________, 201_, by and between _____________________________ (“Assignor”), ____________________________________ _____________________________________________ (“Assignee”).
For good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over and deliver unto Assignee all of Assignor’s right, title, and interest in and to the following (collectively, the “Assigned Items”): (i) those certain leases (the “Leases”) listed on Exhibit A attached hereto and made a part hereof for all purposes except for Seller’s right to collect delinquent rent and other delinquent sums owing under such Leases for the period prior to the date hereof in accordance with the Agreement (as defined below), and Seller reserves the right to enforce any indemnity provisions in the Leases with respect to the period prior to Closing, provided that in each case Assignor shall not have the right to seek to terminate any Lease or the occupancy of any tenant, (ii) those certain service contracts, equipment leases, tenant improvement agreements and leasing agreements (the “Service Contracts”) listed on Exhibit B, if any, attached hereto and made a part hereof for all purposes, and (iii) to the extent assignable, those certain warranties held by Assignor (the “Warranties”) listed on Exhibit C, if any, attached hereto and made a part hereof for all purposes, and (iv) all zoning, use, occupancy and operating permits, and other permits, licenses, approvals and certificates, maps, plans, specifications, and all other Intangible Personal Property (as defined in the Agreement) owned by Assignor and used exclusively in the use or operation of the Real Property and Personal Property (each as defined in the Agreement), any other trade name owned by Assignor now used exclusively in connection with the Real Property and any utility contracts or other agreements or rights relating to the use and operation of the Real Property and Personal Property but excluding the names “Bentall Kennedy,” “Calwest” or “CalPERS,” or any derivatives thereof (collectively, the “Other Intangible Property”). Notwithstanding anything to the contrary contained herein, there shall be excluded from the assignment of any rights of Assignor under any Leases, Service Contracts, Warranties or Other Intangible Property (i) any rights of Assignor against tenants or other third parties including, without limitation, tenants, with respect to the period prior to the date hereof, (ii) except to the extent Assignor receives a credit therefor on the date hereof, the rights of Assignor to payments from third parties including, without limitation, tenants, pertaining to the period prior to the date hereof, (iii) all rights of Seller with respect to the Condemnation Case and Condemnation Case Payments, as such terms are defined in that certain Agreement of Purchase and Sale between Assignor and Assignee dated _____________, 2016, (the “Agreement”); and (iv) the rights of Seller to all insurance proceeds with respect to the casualty that occurred with respect to the building commonly known as Building B 8310-8340 154th Avenue NE, Redmond, WA with the following address: ______________________ provided, however, that each of such reserved rights shall be subject to any limitations with respect thereto set forth in the Agreement.

This Assignment is made subject, subordinate and inferior to the easements, covenants and other matters and exceptions set forth on Exhibit D, if any, attached hereto and made a part hereof for all purposes.
Assignee acknowledges and agrees, by its acceptance hereof, that, except as expressly provided in, and subject to the limitations contained in, the Agreement, the assigned items are conveyed “as is, where is” and in their present condition with all faults, and that assignor has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the nature, quality or condition of the assigned items, the income to be derived therefrom, or the enforceability, merchantability or fitness for any particular purpose of the assigned items.
By accepting this Assignment and by its execution hereof, Assignee assumes the payment and performance of, and agrees to pay, perform and discharge, all the debts, duties and obligations to be paid, performed or discharged from and after the Closing Date (as defined in the Agreement) by (a) the “landlord” or the “lessor” under the terms, covenants and conditions of the Leases, including, without limitation, brokerage commissions and compliance with the terms of the Leases relating to tenant improvements and security deposits, and (b) the owner under the Service Contracts, the Warranties and/or the Other Intangible Property. Assignor agrees to indemnify, hold harmless and defend Assignee from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) resulting by reason of the failure of Assignor to pay, perform or discharge any of the debts, duties or obligations assigned or agreed to be assigned by Assignor hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Assigned Items, occurring prior to the Closing Date. Assignee agrees to indemnify, hold harmless and defend Assignor from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees and disbursements) resulting by reason of the failure of Assignee to pay, perform or discharge any of the debts, duties or obligations assumed or agreed to be assumed by Assignee hereunder arising out of or relating to, directly or indirectly, in whole or in part, the Assigned Items, from and after the Closing Date.
The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of Assignor.
All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
This Assignment shall be governed by and construed in accordance with the laws of the State of Washington.
[signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the day and year first above written.

Assignor:	,
a

By:
	Its:	Investment Manager

By:
Its:

Assignee:	,
a

By:
Its:

By:
Its:

EXHIBIT F

TENANT ESTOPPEL
The undersigned (“Tenant”) hereby certifies to _____________________ (“Seller”) and to ______________________ (“Buyer”) in connection with Buyer’s proposed purchase of that certain _____ building located at _______________________________, _________________ (the “Building”) that:
1.    Tenant is the lessee of certain space (the “Premises”) in the Building under a lease dated __________, ______ (the “Lease”) entered into between Tenant and Seller as lessor.
2.    The Lease is presently in full force and effect and Tenant is not in default thereunder. Tenant has accepted and is in possession of the Premises.
3.    The Lease constitutes the entire agreement between the Lessor and Tenant and there has been no amendment to the Lease except for the following amendments: ____________ ___________________________________________________. There are no side agreements or understandings between Lessor and Tenant.
4.    Tenant has accepted the Premises and is paying rent under the Lease.
5.    The term of the Lease commenced on _______________, ____, and will end on ____________, with options to extend of successive periods of _______ years each. Neither the Lease nor any other agreement confers upon Tenant any right to acquire additional space in the Building, except as described herein: ____________________________________________.
6.    The monthly rental for lease year _____ - _____ is _______________________ Dollars ($__________).
7.    Tenant’s pro rata share of the entire property in which the Premises are located, for purposes of allocating operating expenses and real estate taxes is ____% of the building and _____ percent (___%) of the entire project of which building is a part.
8.    Neither the Lease nor any other agreement between Landlord and Tenant confers upon Tenant any right of first refusal to purchase the real property or right to purchase the real property on which the Premises are situated.
9.    Neither Landlord nor any successor or assign of Landlord owes any amount to Tenant except as follows: _________________________________.
10.    As of the date of this certificate, to the actual knowledge of Tenant, there are not any uncured defaults in the performance of Landlord’s material obligations under the Lease, and to the actual knowledge of Tenant, Tenant has no existing claim against Landlord by reason of any default by Landlord in the performance of Landlord’s obligations under the Lease.

F-1

11.    All improvements, equipment, trade fixtures and other items to be constructed or furnished by or at the expense of Landlord have been completed or supplied to the satisfaction of Tenant, and all tenant improvement allowances to be paid by Landlord to Tenant on account thereof or otherwise have been received by Tenant.
12.    The amount of the security deposit paid under the terms of the Lease is ___________________________ Dollars ($__________). No rent under the Lease has been paid more than one month in advance.
13.    The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows: _________________________________.
14.    There has not been filed by or, to the actual knowledge of Tenant, against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.
15.    To the best of Tenant’s knowledge, Tenant is not in default under its Lease except as follows: ___________________________________________________________________.
16.    The undersigned makes this statement for the Buyer’s and Seller’s benefit and protection with the understanding that Buyer (and any assignee of Buyer’s right to purchase the Premises), and Buyer’s lender (or potential lender) and Buyer’s joint venture partners (or potential joint venture partners), if any, intend to rely, and shall be permitted to rely, upon this statement in connection with Buyer’s or its assignee’s intended purchase (and its lender’s potential financing of the purchase and/or its joint venture partners potential equity investment in the project) of the above described Premises from Seller.
EXECUTED: _______________ , 2016.

TENANT:

By:

Its:

F-2

EXHIBIT G

LIST OF SERVICE CONTRACTS

Brandywine Nursery Inc.    Exterior Landscaping
Schindler Elevator Corporation    Elevator Maintenance
Western States Fire Protection    Fire Monitoring
Co.
Cosco Fire Protection Inc.    Annual Fire Testing
Walter E Nelson Company of    Janitorial Supplies
Western Washington
Top Quality Building    Janitorial Services
Maintenance Corp
W B Sprague Co Inc.    Pest Control
Whirlwind Services Inc.    Parking Lot Sweeping
Pacific Air Control    HVAC Preventative Maintenance

G-1

EXHIBIT H
DISCLOSURE STATEMENT

WESTPARK PORTFOLIO
REDMOND, WASHINGTON
ENVIRONMENTAL DISCLOSURE STATEMENT

INSTRUCTIONS TO THE SELLER
Please complete the following form. Do not leave any spaces blank. If the question clearly does not apply to the property write "NA." If the answer is "yes" to any * items, please explain on attached sheets. Please refer to the line number(s) of the question(s) when you provide your explanation(s). For your protection you must date and sign each page of this disclosure statement and each attachment. Delivery of the disclosure statement must occur not later than five business days, unless otherwise agreed, after mutual acceptance of a written contract to purchase between a buyer and a seller.
NOTICE TO THE BUYER
THE FOLLOWING DISCLOSURES ARE MADE BY SELLER ABOUT THE CONDITION OF THE PROPERTY LOCATED IN REDMOND, WASHINGTON AND DESCRIBED IN THE AGREEMENT OF PURCHASE AND SALE TO WHICH THIS EXHIBIT IS ATTACHED ("THE PROPERTY").
SELLER MAKES THE FOLLOWING DISCLOSURES OF EXISTING MATERIAL FACTS OR MATERIAL DEFECTS TO BUYER BASED ON SELLER'S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT. UNLESS YOU AND SELLER OTHERWISE AGREE IN WRITING, YOU HAVE THREE BUSINESS DAYS FROM THE DAY SELLER OR SELLER'S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO YOU TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER'S AGENT. IF THE SELLER DOES NOT GIVE YOU A COMPLETED DISCLOSURE STATEMENT, THEN YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A SALE AGREEMENT.
THE FOLLOWING ARE DISCLOSURES MADE BY SELLER AND ARE NOT THE REPRESENTATIONS OF ANY REAL ESTATE LICENSEE OR OTHER PARTY. THIS INFORMATION IS FOR DISCLOSURE ONLY AND IS NOT INTENDED TO BE A PART OF ANY WRITTEN AGREEMENT BETWEEN BUYER AND SELLER.
FOR A MORE COMPREHENSIVE EXAMINATION OF THE SPECIFIC CONDITION OF THIS PROPERTY YOU ARE ADVISED TO OBTAIN AND PAY FOR THE SERVICES OF QUALIFIED EXPERTS TO INSPECT THE PROPERTY, WHICH MAY INCLUDE, WITHOUT LIMITATION, ARCHITECTS, ENGINEERS, LAND SURVEYORS,

PLUMBERS, ELECTRICIANS, ROOFERS, BUILDING INSPECTORS, ON-SITE WASTEWATER TREATMENT INSPECTORS, OR STRUCTURAL PEST INSPECTORS. THE PROSPECTIVE BUYER AND SELLER MAY WISH TO OBTAIN PROFESSIONAL ADVICE OR INSPECTIONS OF THE PROPERTY OR TO PROVIDE APPROPRIATE PROVISIONS IN A CONTRACT BETWEEN THEM WITH RESPECT TO ANY ADVICE, INSPECTION, DEFECTS OR WARRANTIES.
Seller is / is not occupying the Property.
I. SELLER'S DISCLOSURES:
If you answer "Yes" to a question with an asterisk (*), please explain your answer and attach documents, if available and not otherwise publicly recorded. If necessary, use an attached sheet.
ENVIRONMENTAL

[ ] Yes	[ ] No [X] Don't know *A. Has there been any flooding, standing water, or drainage problems on the property that affect the Property or access to the Property?

[X] Yes
[ ] No    [ ] Don't know    *B.    Is there any material damage to the property from fire, wind, floods, beach movements, earthquake, expansive soils, or landslides? Settling in miscellaneous portions of the Property.

[ ] Yes	[ ] No [X] Don't know *C. Are there any shorelines, wetlands, floodplains, or critical areas on the Property?

[X] Yes
[ ] No    [ ] Don't know    *D.    Are there any substances, materials, or products in or on the Property that may be environmental concerns, such as asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, or contaminated soil or water? As disclosed in Environmental Reports made available to Buyer.

[X] Yes	[ ] No [ ] Don't know *E. Is there any soil or groundwater contamination? As disclosed in Environmental Reports made available to Buyer.

[ ] Yes	[ ] No [X] Don't know *F. Has the Property been used as a legal or illegal dumping site?

[ ] Yes	[ ] No [X] Don't know *G. Has the Property been used as an illegal drug manufacturing site?
DATE ________________ SELLER ____________________________________

NOTICE TO BUYER
INFORMATION REGARDING REGISTERED SEX OFFENDERS MAY BE OBTAINED FROM LOCAL LAW ENFORCEMENT AGENCIES. THIS NOTICE IS INTENDED ONLY TO INFORM YOU OF WHERE TO OBTAIN THIS INFORMATION AND IS NOT AN INDICATION OF THE PRESENCE OF REGISTERED SEX OFFENDERS.
II. BUYER'S ACKNOWLEDGMENT AND WAIVER

A.	Buyer hereby acknowledges that: Buyer has a duty to pay diligent attention to any material defects that are known to Buyer or can be known to Buyer by utilizing diligent attention and observation.

B.	The disclosures set forth in this statement and in any amendments to this Statement are made only by the Seller and not by any real estate licensee or other party.

C.
Buyer acknowledges that, pursuant to RCW 64.06.050(2), real estate licensees are not liable for inaccurate information provided by Seller, except to the extent that real estate licensees know of such inaccurate information.

D.	This information is for disclosure only and is not intended to be a part of the written agreement between the Buyer and Seller.

E.
Buyer (which term includes all persons signing the "Buyer's acceptance" portion of this disclosure statement below) has received a copy or this Disclosure Statement (including attachments, if any) bearing Seller's signature.

F.	By its signature below, Buyer waives its right to rescind its purchase and sale agreement with Seller based on Seller's delivery of this document to Buyer.

G.	Buyer waives its right to receive Sections 1-5 and 7 of the Real Property Transfer Disclosure Statement.
DISCLOSURES CONTAINED IN THIS DISCLOSURE STATEMENT ARE PROVIDED BY SELLER BASED ON SELLER'S ACTUAL KNOWLEDGE OF THE PROPERTY AT THE TIME SELLER COMPLETES THIS DISCLOSURE STATEMENT. UNLESS BUYER AND SELLER OTHERWISE AGREE IN WRITING, BUYER SHALL HAVE THREE BUSINESS DAYS FROM THE DAY SELLER OR SELLER'S AGENT DELIVERS THIS DISCLOSURE STATEMENT TO RESCIND THE AGREEMENT BY DELIVERING A SEPARATELY SIGNED WRITTEN STATEMENT OF RESCISSION TO SELLER OR SELLER'S AGENT. YOU MAY WAIVE THE RIGHT TO RESCIND PRIOR TO OR AFTER THE TIME YOU ENTER INTO A SALE AGREEMENT.

BUYER HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THIS DISCLOSURE STATEMENT AND ACKNOWLEDGES THAT THE DISCLOSURES MADE HEREIN ARE THOSE OF THE SELLER ONLY, AND NOT OF ANY REAL ESTATE LICENSEE OR OTHER PARTY.
DATE ________________ BUYER ____________________________________
The seller disclosure statement shall be for disclosure only, and shall not be considered part of any written agreement between the buyer and seller of residential property. The seller disclosure statement shall be only a disclosure made by the seller, and not any real estate licensee involved in the transaction, and shall not be construed as a warranty of any kind by the seller or any real estate licensee involved in the transaction.
DATE ________________ BUYER ____________________________________

EXHIBIT I
OUTSTANDING CURRENT TERM TENANT IMPROVEMENT OBLIGATIONS, LEASING
COMMISSIONS AND RENT ABATEMENT

Westpark Outstanding Current Term Rent Abatements as of 4/1/16

Tenant	Building	Suite	Abatement Start Date	Abatement End Date	# of Mos Abated	Monthly Abatement	Total Abatement
EchoNous Inc.	B	8310/200	4/1/2016	8/31/2016	5	$22,494.00	$112,470.00
EchoNous Inc.	B	8310/100	10/1/2016	1/31/2017	4	$20,438.38	$81,753.52
KONE Inc.	E	8311	4/1/2016	5/31/2016	2	$17,186.55	$34,373.10
ICS Support, Inc.	K	8541	4/1/2016	5/31/2016	2	$4,861.95	$9,723.90
BAE Systems Controls, Inc.	M	8510	4/1/2016	4/30/2016	1	$13,620.60	$13,620.60
Foxconn EMS, Inc.	N	8642	4/1/2016	5/31/2016	2	$3,665.09	$7,330.18
Pattison, Inc.	U	15235	6/1/2016	7/31/2016	2	$4,503.80	$9,007.60

Westpark Outstanding Commissions
Foxconn EMS    $29.89 due to CBRE
ICS     $1,560.38 due to CBRE

Westpark Outstanding TI’s and Capital

BAE Systems Controls, Inc.	$ 87,458.40	Tenant Improvement Allowance
Echonous, Inc.	$1,175,410.00	Tenant Improvement Allowance
Building B Lobby Build	$ 329,754.47	Job cost as of April 8, 2016
Building E Market Ready	$ 173,161.30	Retention and CM Fee
Building A Elevator Install	$ 144,068.84	Remaining costs on contract and CM Fee
ICS Support TI	$ 5,877.68	Retention and CM Fee
Foxconn TI	$ 4,048.00	Retention and CM Fee
Delphi TI	$ 49,170.98	Contract payments and CM Fee
Total:	$1,968,949.40

I-1

EXHIBIT J
LIST OF TANGIBLE PERSONAL PROPERTY

WESTPARK WAREHOUSE INVENTORY LIST

6 ft Yellow Louisville Ladder
6 ft Orange Louisville Ladder
28 ft Orange Werner Ladder
24 ft Orange Werner Ladder
8 ft Yellow Werner Ladder
12 ft Yellow Werner Ladder
10 ft Ladder
4 ft Ladder
3 drawer black lateral file cabinet
2 door - 6ft black cabinet
4 shelf metal shelving unit
5 shelf grey metal shelving unit
Four - 5 shelf grey metal shelving units
Two - 5 shelf grey metal shelving units
Wood Work Bench
Small pressure washer
Shop Vac
Asst. hoses.
Flushometer Cap removal tool
Shop light
Cordless Dewalt Angle Grinder

Cordless Dewalt Drill
18 volt Dewalt Battery Charger
14 volt Dewalt Battery Charger
Dewalt Batteries
Dewalt Drill Bits
Ladder Spreader
Wood Furniture Dollie
Hand truck - Red
Fluke Volt Tester
Fluke Volt Meter
Temperature Sensor
Moisture Meter
Measuring Wheel
Roof Harness and Lanyard
Light Bulb Remover Tool
Hazmat Spill Response Kit
Torpedo Level
Misc. Drill bits
2 crescent wrenches
Channel Locks
Allen Wrenches (metric & SAE)
Nut driver set
Wire Cutters
Headlamp
Rubber Mallet

Staple Gun
Misc. Screw drivers
LED Flashlight
Mop/Mop Bucket
Asst. Rakes/Brooms/Squeegee’s
Thermostats
Ceiling tiles
Asst Cover plates
Asst light fixtures
Asst light bulbs

SCHEDULE 1

DISCLOSURE ITEMS

All matters disclosed or referred to in those certain environmental reports delivered or made available to Buyer, including, without limitation, those listed on Schedule 1-A attached hereto (the “Environmental Reports”). Seller hereby discloses that the Property may contain or may contain Hazardous Materials, as such term is defined in the Purchase and Sale Agreement to which this Schedule 1 is attached, including, without limitation, asbestos, as described or referred to in the Environmental Reports. Buyer acknowledges and agrees that, in providing or making available such Environmental Reports, Seller has satisfied its obligations of disclosure, to the extent required by the State of Washington and federal law, and that no representation is being made or given by Seller regarding the presence or absence of any environmental matters or conditions on or affecting the Property.

[OTHER DISCLOSURES TO COME]

S1-1

SCHEDULE 1-A

LIST OF ENVIRONMENTAL REPORTS

Final Westpark Redmond WA Phase I ESA dated December 16, 2015.
Westpark Hydrogeologic Assessment dated November 1, 2011.

S1-A-1

SCHEDULE 2

3-14 AUDIT

DOCUMENTS REQUIRED FOR 3-14 AUDIT
General

•	Property operating statements for the most recent full calendar year (2015) and for the current year to date with break out in quarterly intervals.

•	Trial balances at the end of the most recent full calendar year (12/31/15) and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year).

•	Property bank statements and reconciliations as of 12/31/15, 1/31/16 and 2/29/16
Revenues
Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in 2015

•	Rent rolls as of 12/31/14 and 12/31/15

•	Detailed tenant ledger for the latest full calendar year and current year

•	Access to billing invoices and tenant cash receipts for specific tenants (selections to be provided)
Supporting documents and schedules for other revenues (ie. parking income), if applicable, for the most recent full calendar year and for the current year to date.
Expenses
Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices and check copies (selections to be provided)

•	Check registers

•	Agreements with Contractors (specific agreements to be requested)
Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.
Post-closing
Final operating statement, trial balance and general ledger for the current year from January 1 through the date of sale.

Please note that additional documentation may be required based on the findings of the 3-14 audit.

S2-1